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                                CREDIT AGREEMENT



                    ________________________________________



                          PENTEGRA DENTAL GROUP, INC.



                                      and



                             BANK ONE, TEXAS, N.A.



                    ________________________________________



                                  $15,000,000



                                  June 1, 1998



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

                               TABLE OF CONTENTS

                                                                                 Page
CREDIT AGREEMENT................................................................... 1

ARTICLE I - Definitions and References............................................. 1
     Section 1.1.   Defined Terms.................................................. 1
     Section 1.2.   Exhibits and Schedules; Additional Definitions.................13
     Section 1.3.   Amendment of Defined Instruments...............................13
     Section 1.4.   References and Titles..........................................14
     Section 1.5.   Calculations and Determinations................................14

ARTICLE II - The Loans.............................................................14
     Section 2.1.   Commitments to Lend; Notes.....................................14
     Section 2.2.   Borrower's Reduction of Borrowing Availability.................15
     Section 2.3.   Requests for New Loans.........................................15
     Section 2.4.   Continuations and Conversions of Existing Loans................16
     Section 2.5.   Use of Proceeds................................................17
     Section 2.6.   Fees...........................................................17
     Section 2.7.   Reserved.......................................................18
     Section 2.8.   Mandatory Prepayments..........................................18

ARTICLE III - Payments to Lenders..................................................18
     Section 3.1.   General Procedures.............................................18
     Section 3.2.   Increased Cost and Reduced Return..............................19
     Section 3.3.   Limitation on Types of Loans...................................21
     Section 3.4.   Illegality.....................................................21
     Section 3.5.   Treatment of Affected Loans....................................21
     Section 3.6.   Compensation...................................................22
     Section 3.7.   Taxes..........................................................22
     Section 3.8.   Compensation Procedure.........................................24

ARTICLE IV - Conditions Precedent..................................................24
     Section 4.1.   Documents to be Delivered at Closing...........................24
     Section 4.2.   Conditions Precedent Prior to First Loan.......................25
     Section 4.3.   Additional Conditions Precedent................................26

ARTICLE V - Representations and Warranties.........................................27
     Section 5.1.   No Default.....................................................27
     Section 5.2.   Organization and Good Standing.................................27
     Section 5.3.   Authorization..................................................27
     Section 5.4.   No Conflicts or Consents.......................................27
     Section 5.5.   Enforceable Obligations........................................28
     Section 5.6.   Initial Financial Statements...................................28
     Section 5.7.   Other Obligations and Restrictions.............................28
     Section 5.8.   Full Disclosure................................................28

                                       i


     Section 5.9.   Litigation.....................................................28
     Section 5.10.  Labor Disputes and Acts of God.................................29
     Section 5.11.  ERISA Plans and Liabilities....................................29
     Section 5.12.  Environmental and Other Laws...................................29
     Section 5.13.  Names and Places of Business...................................30
     Section 5.14.  Borrower's Subsidiaries........................................30
     Section 5.15.  Title to Properties; Licenses..................................30
     Section 5.16.  Government Regulation..........................................30
     Section 5.17.  Insider........................................................30
     Section 5.18.  Solvency.......................................................31

ARTICLE VI - Affirmative Covenants of Borrower.....................................31
     Section 6.1.   Payment and Performance........................................31
     Section 6.2.   Books, Financial Statements and Reports........................31
     Section 6.3.   Compliance Certificate.........................................32
     Section 6.4.   Other Information and Inspections..............................32
     Section 6.5.   Notice of Material Events and Change of Address................33
     Section 6.6.   Maintenance of Properties......................................33
     Section 6.7.   Maintenance of Existence and Qualifications....................33
     Section 6.8.   Payment of Trade Liabilities, Taxes, etc.......................34
     Section 6.9.   Insurance......................................................34
     Section 6.10.  Performance on Borrower's Behalf...............................34
     Section 6.11.  Interest.......................................................34
     Section 6.12.  Compliance with Agreements and Law.............................34
     Section 6.13.  Environmental Matters; Environmental Reviews...................35
     Section 6.14.  Evidence of Compliance.........................................35
     Section 6.15.  Agreement to Deliver Security Documents........................35
     Section 6.16.  Bank Accounts; Offset..........................................36
     Section 6.17.  Guaranties of Borrower's Subsidiaries..........................36

ARTICLE VII - Negative Covenants of Borrower.......................................36
     Section 7.1.   Indebtedness...................................................36
     Section 7.2.   Limitation on Liens............................................37
     Section 7.3.   Hedging Contracts..............................................37
     Section 7.4.   Limitation on Mergers, Issuances of Securities.................37
     Section 7.5.   Limitation on Sales of Property................................38
     Section 7.6.   Limitation on Dividends and Redemptions........................38
     Section 7.7.   Limitation on Investments and New Businesses...................38
     Section 7.8.   Limitation on Credit Extensions................................38
     Section 7.9.   Transactions with Affiliates...................................38
     Section 7.10.  Certain Contracts; Amendments; Multiemployer ERISA Plans.......39
     Section 7.11.  Dental Base....................................................39
     Section 7.12.  Continuity of Founding Practices and Affiliated Practices......39
     Section 7.13.  Capital Expenditures...........................................39
     Section 7.14.  Current Ratio..................................................39
     Section 7.15.  Total Funded Debt to Capitalization Ratio......................40

                                       ii



     Section 7.16.  Total Funded Debt to EBITDA Ratio..............................40
     Section 7.17.  Total Senior Funded Debt to EBITDA Ratio.......................40
     Section 7.18.  Fixed Charge Ratio.............................................40
     Section 7.19.  Debt Service Coverage Ratio....................................40
     Section 7.20.  Net Worth......................................................40
     Section 7.21.  Dental Practice Acquisitions...................................40

ARTICLE VIII - Events of Default and Remedies......................................41
     Section 8.1.   Events of Default..............................................41
     Section 8.2.   Remedies.......................................................44

ARTICLE IX - Agent.................................................................44
     Section 9.1.   Appointment and Authority......................................44
     Section 9.2.   Exculpation, Agent's Reliance, Etc.............................45
     Section 9.3.   Credit Decisions...............................................45
     Section 9.4.   Indemnification................................................45
     Section 9.5.   Rights as Lender...............................................46
     Section 9.6.   Sharing of Set-Offs and Other Payments.........................46
     Section 9.7.   Investments....................................................47
     Section 9.8.   Benefit of Article IX..........................................47
     Section 9.9.   Resignation....................................................47

ARTICLE X - Miscellaneous..........................................................47
     Section 10.1.  Waivers and Amendments; Acknowledgments........................47
     Section 10.2.  Survival of Agreements; Cumulative Nature......................49
     Section 10.3.  Notices........................................................50
     Section 10.4.  Payment of Expenses; Indemnity.................................50
     Section 10.5.  Joint and Several Liability; Parties in Interest; Assignments..51
     Section 10.6.  Confidentiality................................................53
     Section 10.7.  Governing Law; Submission to Process...........................53
     Section 10.8.  Limitation on Interest.........................................55
     Section 10.9.  Termination; Termination Fee; Limited Survival.................55
     Section 10.10. Arbitration....................................................56
     Section 10.11. Severability...................................................56
     Section 10.12. Counterparts...................................................57
     Section 10.13. Waiver of Jury Trial, Punitive Damages, etc....................57


                                       iii


Schedules and Exhibits:

Lender Schedule

Schedule 1     -    Disclosure Schedule
Schedule 2     -    Security Schedule
Schedule 3     -    Insurance Schedule
Schedule 4-A   -    Acquisition Conditions Schedule (When Consent is Required)
Schedule 4-B   -    Acquisition Conditions Schedule (When Consent is not Required)

Exhibit A      -    Promissory Note
Exhibit B      -    Borrowing Notice
Exhibit C      -    Continuation/Conversion Notice
Exhibit D      -    Certificate Accompanying Financial Statements
Exhibit E      -    Opinion of Counsel for Restricted Persons
Exhibit F      -    Assignment and Acceptance Agreement

                                       iv

                               CREDIT AGREEMENT

     THIS CREDIT AGREEMENT is made as of June 1, 1998, by and among PENTEGRA DENTAL GROUP, INC., a Delaware corporation (herein called "Borrower"), BANK ONE, TEXAS, N.A., individually and as agent (herein called "Agent") and the Lenders referred to below. In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:

                    ARTICLE I - DEFINITIONS AND REFERENCES

     Section 1.1. DEFINED TERMS. As used in this Agreement, each of the following terms has the meaning given it in this section or in the sections and subsections referred to below:

     "ACCEPTABLE STOCK" means common stock of Borrower as to which dividends are payable only in additional shares of common stock of Borrower having the same type of dividend provisions as the common stock for which the dividend is being paid.

     "ACQUISITION INFORMATION SCHEDULE" means Schedule 4 hereto.

     "ADDITIONAL EQUITY" means Acceptable Stock or warrants, options or other rights to purchase Acceptable Stock issued after the date hereof which would be shown as shareholders' equity on a Consolidated balance sheet of the Borrower as of the date of issuance, prepared in accordance with GAAP.

     "ADJUSTED EURODOLLAR RATE" means, for any Eurodollar Loan for any Interest Period therefor, the per annum rate equal to the sum of (a) the Eurodollar Margin plus (b) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the quotient obtained by dividing (i) the Eurodollar Rate for such Eurodollar Loan for such Interest Period by (ii) 1 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period. The Adjusted Eurodollar Rate for any Eurodollar Loan shall change whenever the Eurodollar Margin or the Reserve Requirement changes. No Adjusted Eurodollar Rate shall ever exceed the Highest Lawful Rate.

     "AFFILIATE" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

          (a) to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

          (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "AGENT" means Bank One, Texas, N.A., as Agent hereunder, and its successors in such capacity; provided, however, that until such time as a Lender other than Bank One, Texas, N.A. becomes a party hereto, "Agent" shall mean Bank One, Texas, N.A., individually.

     "AGREEMENT" means this Credit Agreement.

     "BANK PARTIES" means Agent and all Lenders.

     "BASE RATE" means the Prime Rate. If the Prime Rate changes after the date hereof the Base Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as of the effective time of each change in Agent's Prime Rate. The Base Rate shall in no event, however, exceed the Highest Lawful Rate.

     "BASE RATE LOAN" means a Loan which bears interest at the Base Rate.

     "BASE RATE PAYMENT DATE" means (a) the last day of March, June, September and December of each year, beginning June 30, 1998, and (b) any day on which past due interest or principal is owed under the Notes and is unpaid. If the terms of any Loan Document provide that payments of interest or principal on the Notes shall be deferred from one Base Rate Payment Date to another day, such other day shall also be a Base Rate Payment Date.

     "BORROWER" means Pentegra Dental Group, Inc., a Delaware corporation.

     "BORROWING" means a borrowing of new Loans pursuant to Section 2.2 or a Continuation or conversion of existing Loans into a single Type (and, in the case of Eurodollar Loans, with the same Interest Period) pursuant to Section 2.3.

     "BORROWING AVAILABILITY PERIOD" means the period from and including each Quarterly Financial Statement Delivery Date until, but not including, the next Quarterly Financial Statement Delivery Date. As used in this definition "Quarterly Financial Statement Delivery Date" means the day on which the quarterly financial statements of Borrower (and Compliance Certificate with respect thereto) are delivered to Agent pursuant to Sections 6.2(b) and 6.3.

     "BORROWING AVAILABILITY" means, for each Borrowing Availability Period, the amount which is 3.0 times EBITDA for the two consecutive Fiscal Quarters immediately preceding the first day of each Fiscal Quarter in which such Borrowing Availability Period begins, multiplied by two, but in no event shall the Borrowing Availability exceed the Commitment; PROVIDED that Borrowing Availability for the first Borrowing Availability Period shall be three times EBITDA for the Fiscal Quarter ended June 30, 1998, multiplied by four. For example, Borrowing Availability for the Borrowing Availability Period beginning approximately August 15, 1998, will be based on Borrower's Consolidated EBITDA for the Fiscal Quarter ended June 30, 1998, multiplied by four, and the Borrowing Availability for the Borrowing Availability Period beginning approximately November 15, 1998, will be based on Borrower's Consolidated EBITDA for the two Fiscal Quarters ended September 30, 1998, multiplied by two. The calculation of Borrowing Availability for any Borrowing Availability Period shall be based on the financial statements and Compliance Certificate of Borrower delivered to Agent pursuant to

Sections 6.2(b) and 6.3 which shall include Borrower's calculation of the Borrowing Availability for such Borrowing Availability Period; provided that if Lender does not receive such financial statements and Compliance Certificate when due, Lender shall calculate the Borrowing Availability for such Borrowing Availability Period on the most recent information then available to Lender.

     "BORROWING AVAILABILITY DEFICIENCY" has the meaning given it in Section 2.7(b).

     "BORROWING NOTICE" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of Section 2.2.

     "BUSINESS DAY" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Dallas, Texas. Any Business Day in any way relating to Eurodollar Loans (such as the day on which an Interest Period begins or ends) must also be a day on which, in the reasonable judgment of Agent, significant transactions in dollars are carried out in the interbank eurocurrency market.

     "CAPITAL EXPENDITURES" means, for any period, the Consolidated expenditures by the Borrower during such period that are classified as capital expenditures in accordance with GAAP but shall exclude Dental Practice Acquisitions.

     "CHANGE OF CONTROL" means the occurrence of any of the following: (a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole to any "person" or group ("Group") of related "persons" (as such terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), (b) the adoption of a plan relating to the liquidation or dissolution of the Borrower or (c) the consummation of any transaction (including, without limitation, any purchase, sale, acquisition, disposition, merger or consolidation) the result of which is that any "person" or Group (as such terms are defined above) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of more than forty-nine percent (49%) of the outstanding Voting Stock of Borrower.

     "CHANGE OF MANAGEMENT" means either of the following events: (i) Omer Reed ceases to be a member of the board of directors of Borrower; or (ii) both Gary S. Glatter ceases to be the chief executive officer or a member of the board of directors of Borrower and Sam H. Carr ceases to the chief financial officer or a member of the board of directors of Borrower.

     "CLOSING DATE" means the date hereof.

     "COLLATERAL" means all property of any kind which is subject to a Lien in favor of Lenders (or in favor of Agent for the benefit of Lenders) or which, under the terms of any Security Document, is purported to be subject to such a Lien.

     "COMMITMENT" means the amount of $15,000,000, as from time to time reduced by Borrower pursuant to Section 2.2.

     "COMMITMENT PERIOD" means the period from and including the date hereof until and including the Maturity Date (or, if earlier, the day on which the Notes first become due and payable in full).

     "CONSOLIDATED" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

     "CONSOLIDATED NET WORTH" means all Consolidated assets of Borrower which would be shown as assets on a Consolidated balance sheet of the Borrower as of such time prepared in accordance with GAAP, minus all Consolidated liabilities of Borrower which would be shown as liabilities on a Consolidated balance sheet of the Borrower as of such time prepared in accordance with GAAP.

     "CONTINUE", "CONTINUATION", and "CONTINUED" shall refer to the continuation pursuant to Section 2.3 hereof of a Eurodollar Loan as a Eurodollar Loan from one Interest Period to the next Interest Period.

     "CONVERT", "CONVERSION", "CONVERTED", "CONVERTING" shall refer to a conversion pursuant to Section 2.4 or Article III of one Type of Loan into another Type of Loan.

     "DEFAULT" means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

      "DEFAULT RATE" means, at the time in question, two percent (2.0%) per annum plus the Base Rate then in effect; provided that, with respect to any Eurodollar Loan with an Interest Period extending beyond the date such Eurodollar Loan becomes due and payable, "Default Rate" shall mean two percent (2.0%) per annum plus the related Adjusted Eurodollar Rate. The Default Rate shall never exceed the Highest Lawful Rate.

     "DENTAL PRACTICE ACQUISITION" means the acquisition by any Restricted Person of any company engaged in providing dental services (including laboratory services) or engaged in managing companies providing dental services.

     "DENTAL PRACTICE GROUP" means one or more dentists engaged in the practice of dentistry.

     "DISCLOSURE REPORT" means either a notice given by Borrower under
Section 6.4.

     "DISCLOSURE SCHEDULE" means Schedule 1 hereto.

     "EBITDA" means, for any period, the sum of (a) the Consolidated net income of Borrower during such period, plus (b) all interest paid or accrued during such period on Indebtedness (including amortization of original issue discount and the interest component of any deferred payment obligations and capital lease obligations) which was deducted in determining such Consolidated net income, plus (c) all income and other taxes which were deducted in determining such Consolidated net income, plus (d) all depreciation, amortization (including amortization of good will and debt issue costs) and other non-cash charges (including any provision for the reduction in the carrying value of assets recorded in accordance with
GAAP) which were deducted in determining such Consolidated net income, plus
(e) all non-cash items of income which were included in determining such Consolidated net income, minus (1) unbilled patient revenue included in determining such Consolidated Net Income, and (2) management fees which were included in determining such Consolidated net income and which were not paid within 30 days of the date of billing; PROVIDED THAT when Borrower makes a Dental Practice Acquisition, there shall be included in EBITDA on a pro forma basis, the net income of the acquired company or group for the period of calculation, adjusted as provided above in this definition; and PROVIDED FURTHER that, if as a result of such acquisition the compensation paid to dentists has been reduced, EBITDA shall be further adjusted by reducing such compensation for the entire period of calculation.

     "ELIGIBLE TRANSFEREE" means a Person which either (a) is a Lender, or
(b) is consented to as an Eligible Transferee by Agent and, so long as no Event of Default is continuing by Borrower, which consents in each case will not be unreasonably withheld (provided that no Person organized outside the United States may be an Eligible Transferee if Borrower would be required to pay withholding taxes on interest or principal owed to such Person).

     "ENVIRONMENTAL LAWS" means any and all Laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

     "ERISA AFFILIATE" means Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

     "ERISA PLAN" means any employee pension benefit plan subject to Title IV of ERISA maintained by any ERISA Affiliate with respect to which any Restricted Person has a fixed or contingent liability.

     "EURODOLLAR LOAN" means a Loan that bears interest at rates based upon the Adjusted Eurodollar Rate.

     "EURODOLLAR MARGIN" for each day during any Fiscal Quarter shall be determined based on the Total Senior Funded Debt to EBITDA Ratio as set forth below calculated as of the end of the Fiscal Quarter immediately preceding the Fiscal Quarter during which such day occurred.

                   ---------------------------------------------------
                   TOTAL SENIOR FUNDED DEBT TO          PERCENTAGE
                   EBITDA RATIO
                   ---------------------------------------------------
                   Less than or = 1.00 to 1             1.5% per annum
                   ---------------------------------------------------
                   Less than or = 2.00 to 1             2.0% per annum
                   ---------------------------------------------------
                   Greater than 2.01 to 1               2.5% per annum
                   ---------------------------------------------------

     "EURODOLLAR RATE" means, with respect to each particular Eurodollar Loan and the related Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) reported, on the date two Business Days prior to the first day of such Interest Period, on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) as the London Interbank Offered Rate for dollar deposits having a term comparable to such Interest Period and in an amount of $500,000 or more (or such other Page or Pages as may replace such Pages on Telerate for the purpose of displaying such rate, or if such rate is not available on Telerate, then such offered rate shall be otherwise independently determined by Agent from an alternate, substantially similar independent source available to Agent or shall be calculated by Agent by a substantially similar methodology as that theretofore used to determine such offered rate in Telerate, in the London interbank eurodollar market for a period of time equal or comparable to the related Interest Period and in an amount equal to or comparable to the principal amount of the eurodollar portion to which such Interest Period relates).

     "EVENT OF DEFAULT" has the meaning given it in Section 8.1.

     "FACILITY USAGE" means, at the time in question, the aggregate amount of outstanding Loans at such time.

     "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent.

     "FISCAL QUARTER" means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

     "FISCAL YEAR" means a twelve-month period ending on March 31 of any year. "FIXED CHARGES" means for any period, the sum of (i) principal and interest payments on the Obligations and the Subordinated Debt due during such period, whether or not paid, (ii) payments under capital leases of Borrower and its Subsidiaries due during such period (whether or not paid),
(iii) dividends and distributions made by Borrower during such period (if for any reason this Agreement is modified to permit any such dividends or distributions) (iv) Borrower's Consolidated Capital Expenditures which are not financed; and (v) cash tax payments.

     "FUNDED DEBT" means the sum of all Liabilities (a) of Borrower for borrowed money; (b) which constitute obligations of Borrower to pay the deferred purchase price of property or services; (c) evidenced by Borrower's bond, debenture, note or similar instrument; (d) which would under GAAP be shown on Borrower's balance sheet as a liability; or (e) constituting principal under leases capitalized in accordance with GAAP.

     "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower and its Consolidated subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the audited Initial Financial Statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Borrower or with respect to Borrower and its Consolidated subsidiaries may be prepared in accordance with such change only after notice of such change is given to each Lender and Majority Lenders agree to such change insofar as it affects the accounting of Borrower or of Borrower and its Consolidated subsidiaries.

     "GUARANTOR" means any Person who has guaranteed the Obligations pursuant to a guaranty listed on the Security Schedule or any other Person who has guaranteed the Obligations and who has been accepted by Agent as a Guarantor or any Subsidiary of Borrower which now or hereafter executes and delivers a guaranty to Agent pursuant to Section 6.17.

     "HAZARDOUS MATERIALS" means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

     "HIGHEST LAWFUL RATE" means, with respect to each Lender, the maximum nonusurious rate of interest that such Lender is permitted under applicable Law to contract for, take, charge, or receive with respect to its Loan. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender at a rate in excess of the Highest Lawful Rate applicable to such Lender.

     "INDEBTEDNESS" of any Person means Liabilities in any of the following categories:

     (a   Liabilities for borrowed money,

     (b   Liabilities constituting an obligation to pay the deferred purchase price of property or services,

     (c   Liabilities evidenced by a bond, debenture, note or similar instrument,

     (d   Liabilities which would under GAAP be shown on such Person's balance sheet as a liability,

     (e   Liabilities arising under futures contracts, forward contracts, swap, cap or collar contracts, option contracts, hedging contracts, other derivative contracts, or similar agreements,

     (f   Liabilities constituting principal under leases capitalized in accordance with GAAP (but not operating leases),

     (g   Liabilities arising under conditional sales or other title retention agreements,

     (h   Liabilities owing under direct or indirect guaranties of
Liabilities of any other Person or constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Liabilities of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Liabilities, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection,

     (i   Liabilities (for example, repurchase agreements) consisting of an obligation to purchase securities or other property, if such Liabilities arises out of or in connection with the sale of the same or similar securities or property,

     (j   Liabilities with respect to letters of credit or applications or reimbursement agreements therefor, or

     (k   Liabilities with respect to other obligations to deliver goods or services in consideration of advance payments therefor (only to the extent of the advance payment);

provided, however, that the "Indebtedness" of any Person shall not include Liabilities that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Liabilities are outstanding more than 90 days past the original invoice or billing date therefor.

     "INTEREST PERIOD" means, with respect to each particular Eurodollar Loan in a Borrowing, a period of 1, 2, or 3 months, as specified in the Borrowing Notice applicable thereto, beginning on and including the date specified in such Borrowing Notice (which must be a Business Day), and ending on but not including the same day of the month as the day on which it began (e.g., a period beginning on the third day of one month shall end on but not include the third day of another month), provided that each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day). No Interest Period may be elected which would extend past the date on which the associated Note is due and payable in full.

     "INITIAL FINANCIAL STATEMENTS" means the audited annual Consolidated financial statements of Borrower dated as of December 31, 1997.

     "INSURANCE SCHEDULE" means Schedule 3 attached hereto.

     "INVESTMENT" means any investment, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise.

     "LAW" means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision thereof or of any foreign country or any department, province or other political subdivision thereof.

     "LENDERS" means each signatory hereto (other than Borrower and Restricted Persons a party hereto), including Bank One, Texas, N.A. in its capacity as a lender hereunder rather than as Agent, and the successors of each such party as holder of a Note.

     "LENDING OFFICE" means, with respect to any Lender, the office, branch, or agency through which it funds its Eurodollar Loans; and, with respect to Agent, the office, branch, or agency through which it administers this Agreement.

     "LIABILITIES" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

     "LIEN" means, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to him or any other arrangement with such creditor which provides for the payment of such Liabilities out of such property or assets or which allows him to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business and any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect any of the foregoing, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

     "LOANS" has the meaning given it in Section 2.1.

     "LOAN DOCUMENTS" means this Agreement, the Notes, the Security Documents, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets, commitment letters, correspondence and similar documents used in the negotiation hereof, except to the extent the same contain information about Borrower or its Affiliates, properties, business or prospects).

     "MAJORITY LENDERS" means Bank One, Texas, N.A., in its individual capacity if it is the only Lender hereunder, otherwise Lenders whose aggregate Percentage Shares equal or exceed sixty-six and two-thirds percent (66_%).

     "MATERIAL ADVERSE CHANGE" means a material and adverse change, from the state of affairs presented in the Initial Financial Statements, to (i) Borrower's and its Subsidiaries' Consolidated financial condition, (ii) the operations or properties of Borrower and its Subsidiaries, considered as a whole, (iii) Borrower's ability to timely pay the Obligations, or (iv) the enforceability of the material terms of any Loan Documents.

     "MATURITY DATE" means the date which is three (3) years from the Closing Date.

     "NOTES" has the meaning given it in Section 2.1.

     "OBLIGATIONS" means all Liabilities from time to time owing by any Restricted Person to any Bank Party under or pursuant to any of the Loan Documents. "OBLIGATION" means any part of the Obligations.

     "PERCENTAGE SHARE" means, with respect to any Lender (a) when used in Sections 2.1 or 2.5, in any Borrowing Notice or when no Loans are outstanding hereunder, the percentage set forth opposite such Lender's name on Lender Schedule attached hereto, and (b) when used otherwise, the percentage obtained by dividing (a) the sum of the unpaid principal balance of such Lender's Loans at the time in question, by (b) the sum of the aggregate unpaid principal balance of all Loans at such time.

     "PERMITTED INVESTMENTS" means Investments in:

     (a) marketable obligations, maturing within 12 months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America.

     (b) demand deposits, and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, with any office of any Lender or with a domestic office of any national or state bank or trust company which is organized under the Laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose certificates of deposit have at least the third highest credit rating given by either Rating Agency.

     (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any commercial bank meeting the specifications of clause (b) above

     (d) open market commercial paper, maturing within 270 days after acquisition thereof, which has the highest or second highest credit rating given by either Rating Agency.

     (e) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (a) through (d) above.

     (f) in joint ventures, so long as Agent is given 10 days advance notice of each such investment and the aggregate amount paid, contributed, lent or otherwise invested after the date hereof by the Restricted Persons in joint ventures does not exceed $1,000,000.

     (g) in Dental Practice Acquisitions made in compliance with the provisions of Section 7.21.

     (h)  credit extensions permitted by Section 7.8 and Section 7.9.

     "PERMITTED LIEN" has the meaning given to such term in Section 7.2.

     "PERSON" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, Tribunal, or any other legally recognizable entity.

     "PRIME RATE" means the base commercial rate of interest as announced from time to time by Agent (which may not be the lowest, best or most favorable rate of interest which Agent may charge on loans to its customers).

     "RATING AGENCY" means either Standard & Poor's Ratings Group (a division of McGraw Hill, Inc.) or Moody's Investors Service, Inc., or their respective successors.

     "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

     "RESERVE REQUIREMENT" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (b) any category of extensions of credit or other assets which include Eurodollar Loans. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

     "RESTRICTED PERSON" means any of Borrower, Guarantor and each Subsidiary of Borrower.

     "SECURITY DOCUMENTS" means the instruments listed in the Security Schedule and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Restricted Person to Agent in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any Restricted Person's other duties and obligations under the Loan Documents.

     "SECURITY SCHEDULE" means Schedule 2 hereto.

     "SUBORDINATED DEBT" means all Consolidated Indebtedness of Borrower which is unsecured and subordinated to the Obligations pursuant to a subordination agreement in form and substance satisfactory to Lenders which agreement will provide for, among other things, (a) a 180-day standstill period, (b) Lenders' right to vote for the subordinated lender in an insolvency proceeding of Borrower during any standstill period, (c) a prohibition on all principal payments of the such Indebtedness so long as the Obligations remain outstanding and (d) permitted interest payments on such Indebtedness so long as (i) after giving effect to any such payments, no Default of Event of Default is continuing (ii) no standstill period then exists and (iii) such payment would not cause a Default or an Event of Default.

     "SUBSIDIARY" means, with respect to any Person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person.

     "TERMINATION EVENT" means (a) the occurrence with respect to any ERISA Plan of (a) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

     "TOTAL FUNDED DEBT" means, at any date, all Consolidated Funded Debt.

     "TOTAL SENIOR FUNDED DEBT" means, at any date, all Consolidated Funded Debt of Borrower that would be reflected on a Consolidated balance sheet of Borrower prepared as of such date in accordance with GAAP, minus all Subordinated Debt that would be reflected on a Consolidated balance sheet of Borrower prepared as of such date in accordance with GAAP.

     "TOTAL SENIOR FUNDED DEBT TO EBITDA RATIO" means as of the end of any Fiscal Quarter, the ratio of (i) Total Senior Funded Debt outstanding as of the end of such Fiscal Quarter to (ii) EBITDA for the two consecutive Fiscal Quarters then ended, multiplied by two; provided that for the Fiscal Quarter ending June 30, 1998, EBITDA shall be calculated for that Fiscal Quarter only and shall be multiplied by four.

     "TRIBUNAL" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted and/or existing.

     "TYPE" means, with respect to any Loans, the characterization of such Loans as either Base Rate Loans or Eurodollar Loans.

     "UNUSED COMMITMENT FEE RATE" means one quarter of one percent (0.25%) per annum.

     "VOTING STOCK" means, with respect to any Person, securities of any class or classes of capital stock in such Person normally entitling the holders thereof to vote in the election of members of the Board of Directors or other governing body of such Person.

     Section 1.2. EXHIBITS AND SCHEDULES; ADDITIONAL DEFINITIONS. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to the Security Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

     Section 1.3. AMENDMENT OF DEFINED INSTRUMENTS. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

     Section 1.4. REFERENCES AND TITLES. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

     Section 1.5. CALCULATIONS AND DETERMINATIONS. All calculations under the Loan Documents of interest chargeable with respect to Eurodollar Loans and of fees shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. All other calculations of interest made under the Loan Documents shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 365 or 366 days, as appropriate. Each determination by a Bank Party of amounts to be paid under any of Sections 3.2 through 3.7 or any other matters which are to be determined hereunder by a Bank Party (such as any Adjusted Eurodollar Rate, Eurodollar Rate, Business Day, Interest Period, or Reserve Percentage) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Majority Lenders otherwise consent all financial statements and reports furnished to any Bank Party hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

                              ARTICLE II - THE LOANS

     Section 2.1. COMMITMENTS TO LEND; NOTES. Subject to the terms and conditions hereof, each Lender agrees to make loans to Borrower (herein called such Lender's "Loans") upon Borrower's request from time to time during the Commitment Period, provided that (a) all Lenders are requested to make Loans in accordance with their respective Percentage Shares and as part of the same Borrowing, and (b) after giving effect to such Loans, the Facility Usage does not exceed the Borrowing Availability. The aggregate amount of all Loans in any Borrowing must be greater than or equal to $500,000 or must equal the remaining
availability under the Commitment.    The aggregate amount of all Loans in any
Borrowing of Eurodollar Loans must be greater than or equal to $500,000 (or any higher multiple thereof) or must equal the remaining availability under the Commitment. Borrower may have no more than six (6) Borrowings of Eurodollar Loans outstanding at any time. The obligation of Borrower to repay to each Lender the aggregate amount of all Loans made by such Lender, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Lender's "Note") made by Borrower payable to the order of such Lender in the form of Exhibit A with appropriate insertions. The amount of principal owing on any Lender's Note at any given time shall be the aggregate amount of all Loans theretofore made by such Lender minus all payments of principal theretofore received by such Lender on such Note.
Interest on each Note shall accrue and be due and payable as provided herein and therein, with Eurodollar Loans bearing interest at the Adjusted Eurodollar Rate and Base Rate Loans bearing interest at the Base Rate (subject to the applicability of the Default Rate and limited by the provisions of Section 10.8). Subject to the terms and conditions hereof, Borrower may borrow, repay, and reborrow hereunder.

     Section 2.2. BORROWER'S REDUCTION OF BORROWING AVAILABILITY. Until the termination of the Commitment Period Borrower may, at least 60 days prior to the first day of any Borrowing Availability Period (each such period being called in this section an "Option Period"), reduce the Commitment to any lesser amount; provided that such reduction shall be in increments of

$1,000,000. To exercise such option Borrower must within an Option Period send notice to Agent of the amount of the Commitment chosen by Borrower. Any choice by Borrower of a Commitment shall be effective as of the first day of the Option Period during which such choice was made and shall continue in effect until the next date as of which the Commitment is redetermined.

     Section 2.3. REQUESTS FOR NEW LOANS. Borrower must give to Agent written notice (or telephonic notice promptly confirmed in writing) of any requested Borrowing of new Loans to be advanced by Lenders. Each such notice constitutes a "Borrowing Notice" hereunder and must:

     (a) specify (i) the aggregate amount of any such Borrowing of new Base Rate Loans and the date on which such Base Rate Loans are to be advanced, or
(ii) the aggregate amount of any such Borrowing of new Eurodollar Loans, the date on which such Eurodollar Loans are to be advanced (which shall be the first day of the Interest Period which is to apply thereto), and the length of the applicable Interest Period; and

     (b)  be received by Agent not later than 11:00 a.m., Dallas, Texas time, on
(i) the day on which any such Base Rate Loans are to be made, or (ii) the third Business Day preceding the day on which any such Eurodollar Loans are to be made.

Each such written request or confirmation must be made in the form and substance of the "Borrowing Notice" attached hereto as Exhibit B, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Borrowing Notice, Agent shall give each Lender prompt notice of the terms thereof. If all conditions precedent to such new Loans have been met, each Lender will on the date requested promptly remit to Agent at Agent's office in Dallas, Texas the amount of such Lender's new Loan in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Loans have been neither met nor waived as provided herein, Agent shall promptly make such Loans available to Borrower. Unless Agent shall have received prompt notice from a Lender that such Lender will not make available to Agent such Lender's new Loan, Agent may in its discretion assume that such Lender has made such Loan available to Agent in accordance with this section and Agent may if it chooses, in reliance upon such assumption, make such Loan available to Borrower. If and to the extent such Lender shall not so make its new Loan available to Agent, such Lender and Borrower severally agree to pay or repay to Agent within three days after demand the amount of such Loan together with interest thereon, for each day from the date such amount was made available to Borrower until the date such amount is paid or repaid to Agent, with interest at (i) the Federal Funds Rate, if such Lender is making such payment and
(ii) the interest rate applicable at the time to the other new Loans made on such date, if Borrower is making such repayment. If neither such Lender nor Borrower pay or repay to Agent such amount within such three-day period, Agent shall in addition to such amount be entitled to recover from such Lender and from Borrower, on demand, interest thereon at the Default Rate, calculated from the date such amount was made available to Borrower. The failure of any Lender to make any new Loan to be made by it hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its new Loan, but no Lender shall be responsible for the failure of any other Lender to make any new Loan to be made by such other Lender.

     Section 2.4. CONTINUATIONS AND CONVERSIONS OF EXISTING LOANS. Borrower may make the following elections with respect to Loans already outstanding: to Convert Base Rate Loans to Eurodollar Loans, to Convert Eurodollar Loans to Base Rate Loans on the last day of the Interest Period applicable thereto, or to Continue Eurodollar Loans beyond the expiration of such Interest Period by designating a new Interest Period to take effect at the time of such expiration. In making such elections, Borrower may combine existing Loans made pursuant to separate Borrowings into one new Borrowing or divide existing Loans made pursuant to one Borrowing into separate new Borrowings. To make any such election, Borrower must give to Agent written notice (or telephonic notice promptly confirmed in writing) of any such Conversion or Continuation of existing Loans, with a separate notice given for each new Borrowing. Each such notice constitutes a "Continuation/Conversion Notice" hereunder and must:

     (a)  specify the existing Loans which are to be Continued or Converted;

     (b) specify (i) the aggregate amount of any Borrowing of Base Rate Loans into which such existing Loans are to be Continued or Converted and the date on which such Continuation or Conversion is to occur, or (ii) the aggregate amount of any Borrowing of Eurodollar Loans into which such existing Loans are to be Continued or Converted, the date on which such Continuation or Conversion is to occur (which shall be the first day of the Interest Period which is to apply to such Eurodollar Loans), and the length of the applicable Interest Period; and

     (c)  be received by Agent not later than 11:00 a.m., Dallas, Texas time, on
(i) the day on which any such Continuation or Conversion to Base Rate Loans is to occur, or (ii) the third Business Day preceding the day on which any such Continuation or Conversion to Eurodollar Loans is to occur.

Each such written request or confirmation must be made in the form and substance of the "Continuation/Conversion Notice" attached hereto as Exhibit C, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Borrowing Notice, Agent shall give each Lender prompt notice of the terms thereof. Each Borrowing Notice shall be irrevocable and binding on Borrower. During the continuance of any Default, Borrower may not make any election to Convert existing Loans into Eurodollar Loans or Continue existing Loans as Eurodollar Loans. If (due to the existence of a Default or for any other reason) Borrower fails to timely and properly give any notice of Continuation or Conversion with respect to a Borrowing of existing Eurodollar Loans at least three days prior to the end of the Interest Period applicable thereto, such Eurodollar Loans shall automatically be Continued as Eurodollar Loans with an Interest Period of one month at the end of such Interest Period. No new funds shall be repaid by Borrower or advanced by any Lender in connection with any Continuation or Conversion of existing Loans pursuant to this section, and no such Continuation or Conversion shall be deemed to be a new advance of funds for any purpose; such Continuations and Conversions merely constitute a change in the interest rate applicable to already outstanding Loans.

     Section 2.5. USE OF PROCEEDS. Borrower shall use all Loans to finance Dental Practice Acquisitions permitted under Section 7.7 and 7.21, and to provide working capital for its operations and for other general business purposes. In no event shall the funds from any Loan be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. Borrower represents and warrants that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

     Section 2.6.  FEES.

     (a) UNUSED COMMITMENT FEES. In consideration of each Lender's commitment to make Loans, Borrower will pay to Agent for the account of each Lender an unused commitment fee determined on a daily basis by applying the Unused Commitment Fee Rate to such Lender's Percentage Share of the unused portion of the Commitment (as reduced from time to time pursuant to Section 2.2) on each day during the Commitment Period, determined for each such day by deducting the Facility Usage from the amount of the Commitment at the end of such day. This unused fee shall be due and payable in arrears on each Base Rate Payment Date and at the end of the Commitment Period.

     (a UPFRONT CLOSING FEES. In consideration of the commitment of Bank One, Texas, N.A. to make Loans, Borrower will pay to Bank One, Texas, N.A. an upfront closing fee for due diligence activities in the aggregate amount of $75,000, due and payable on the date hereof.

     (b   MODIFICATION FEES.  In consideration of Lenders' review and processing of any amendment, waiver or other modification of any Loan Document, Borrower will pay to Agent for the account of Lenders a modification fee in that amount which is customary for similar modifications at that time, due and payable on the effective date thereof.


     Section 2.7.  RESERVED.


     Section 2.8.  MANDATORY PREPAYMENTS.

     (a) If at any time the Facility Usage exceeds the Commitment, Borrower shall immediately upon demand prepay the principal of the Loans in an amount at least equal to such excess.

     (b) If at any time the Facility Usage is less than the Commitment but in excess of the Borrowing Availability (such excess being herein called a "Borrowing Availability Deficiency"), Borrower shall, within five Business Days after Agent gives notice of such fact to Borrower, prepay the principal of the Loans in an aggregate amount at least equal to such Borrowing Availability Deficiency.

     (c) Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

                     ARTICLE III - PAYMENTS TO LENDERS

     Section 3.1. GENERAL PROCEDURES. Borrower will make each payment which it owes under the Loan Documents to Agent for the account of the Bank Party to whom such payment is owed. Each such payment must be received by Agent not later than 11:00 a.m., Dallas, Texas time, on the date such payment becomes due and payable, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds. Any payment received by Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of Agent's Note. When Agent collects or receives money on account of the Obligations, Agent shall distribute all money so collected or received, and each Bank Party shall apply all such money so distributed, as follows:

     (a   first, for the payment of all Obligations which are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Agent under Section 6.9 or 10.4 and then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as Bank Parties shall otherwise agree);

     (b   then for the payment of amounts owing under the Loan Documents (other than principal on the Notes) if so specified by Borrower;

     (c   then for the prepayment of principal on the Notes, together with accrued and unpaid interest on the principal so prepaid; and

     (d   last, for the payment or prepayment of any other Obligations.

All payments applied to principal or interest on any Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with Section
2.7.  All distributions of amounts described in any of subsections (b), (c) or
(d) above shall be made by Agent pro rata to each Bank Party then owed Obligations described in such subsection in proportion to all amounts owed to all Bank Parties which are described in such subsection.

     Section 3.2.  INCREASED COST AND REDUCED RETURN.

          (a) If, after the date hereof, the adoption of any applicable Law, rule, or regulation, or any change in any applicable Law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of Law) of any such governmental authority, central bank, or comparable agency:

               (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Loans, its Notes, its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Notes in respect of any Eurodollar Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

               (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

               (iii) shall impose on such Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

     and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Notes with respect to any Eurodollar Loans, then Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by Borrower under this subsection, Borrower may, by notice to such Lender (with a copy to Agent), suspend the obligation of such Lender to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.5 shall be applicable); PROVIDED that such suspension shall not affect the right of such Lender to receive the compensation so requested.

          (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable Law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of Law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of the obligations of such Lender hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction but only to the extent that such Lender has not been compensated therefor by an increase in the Adjusted Eurodollar Rate.

          (c) Each Lender shall promptly notify Borrower and Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this section and each Lender will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this section shall furnish to Borrower and Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender shall act in good faith and may use any reasonable averaging and attribution methods.

     Section 3.3. LIMITATION ON TYPES OF LOANS. If on or prior to the first day of any Interest Period for any Eurodollar Loan:

          (a) Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

          (b) the Majority Lenders determine (which determination shall be conclusive) and notify Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to Lenders of funding Eurodollar Loans for such Interest Period;

then Agent shall give Borrower prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, Lenders shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type, or to Convert Loans of any other Type into Loans of such Type and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

     Section 3.4. ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Loans hereunder, then such Lender shall promptly notify Borrower thereof and such Lender's obligation to make or Continue Eurodollar Loans and to Convert other

Types of Loans into Eurodollar Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 3.5 shall be applicable).

     Section 3.5. TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to make a particular Type of Loan or to Continue, or to Convert Loans of any other Type into Loans of a particular Type shall be suspended pursuant to
Section 3.2 or 3.4 hereof (Loans of such Type being herein called "AFFECTED LOANS" and such Type being herein called the "AFFECTED TYPE"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 3.4 hereof, on such earlier date as such Lender may specify to Borrower with a copy to Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in
Section 3.2 or 3.4 hereof that gave rise to such Conversion no longer exist:

          (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

          (b) all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to Borrower (with a copy to Agent) that the circumstances specified in Section 3.2 or 3.4 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their Percentage Shares of the Commitment.

     Section 3.6. COMPENSATION. Upon the request of any Lender, Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

          (a) any payment, prepayment, or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 8.1) on a date other than the last day of the Interest Period for such Loan; or

          (b) any failure by Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article IV to be satisfied) to borrow,

     Convert, Continue, or prepay a Eurodollar Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

     Section 3.7.  TAXES.

          (a) Any and all payments by Borrower to or for the account of any Lender or Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender and Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the Laws of which such Lender (or its Applicable Lending Office) or Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "TAXES"). If Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this section) such Lender or Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law.

          (b) In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "OTHER TAXES").

          (c) Borrower agrees to indemnify each Lender and Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this section) paid by such Lender or Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

          (d) Each Lender organized under the Laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Borrower or Agent (but only so long as such Lender remains lawfully able to do so), shall provide Borrower and Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

          (e) For any period with respect to which a Lender has failed to provide Borrower and Agent with the appropriate form pursuant to
     Section 3.7(d) (unless such failure is due to a change in treaty, Law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 3.7(a) or 3.7(b) with respect to Taxes imposed by the United States; PROVIDED, HOWEVER, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

          (f) If Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this section, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender and in the event Lender is reimbursed for an amount paid by Borrower pursuant to this section, it shall promptly return such amount to Borrower.

          (g) Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Agent the original or a certified copy of a receipt evidencing such payment.

          (h) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this section shall survive the termination of the Commitment and the payment in full of the Notes.

     Section 3.8. COMPENSATION PROCEDURE. Any Lender notifying Borrower of the incurrence of additional costs under Sections 3.2 through 3.7 shall in such notice to Borrower and Agent set forth in reasonable detail the basis and amount of its request for compensation and shall certify that such Lender customarily charges such additional costs to its similar customers. Determinations and allocations by each Lender for purposes of Sections 3.2 through 3.7 of the effect of any change in applicable Laws, treaties, rules or regulations or in the interpretation or administration thereof, any losses or expenses incurred by reason of the liquidation or reemployment of deposits or other funds, any taxes, levies, costs and charges imposed, or the effect of capital maintained on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under Sections 3.2 through 3.7 , shall be conclusive and binding for all purposes, absent manifest error. Any request for compensation under this section shall be paid by Borrower within thirty (30) Business Days of the receipt by Borrower of the notice described in this section.

                        ARTICLE IV - CONDITIONS PRECEDENT

     Section 4.1. DOCUMENTS TO BE DELIVERED AT CLOSING. Borrower shall deliver all of the following to Agent, at Agent's office in Dallas, Texas, duly executed and delivered and in form, substance and date satisfactory to Agent prior to or on the Closing Date:

          (a) This Agreement and any other documents that Lenders are to execute in connection herewith.

          (b)  Each Note.

          (c)  Each Security Document listed in the Security Schedule.

          (d) An "Omnibus Certificate" of the Secretary and of the Chairman of the Board or President of Borrower, which shall contain the names and signatures of the officers of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions duly adopted by the Board of Directors of Borrower and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the charter documents of Borrower and all amendments thereto, certified by the appropriate official of Borrower's state of organization, and (3) a copy of any bylaws of Borrower; and

          (e) An "Omnibus Certificate" of the Secretary and of the Chairman of the Board or President of each Guarantor which shall contain the names and signatures of the officers of such Guarantor authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions duly adopted by the Board of Directors of such Guarantor and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the charter documents of such Guarantor and all amendments thereto, certified by the appropriate official of such Guarantor's state of organization, and (3) a copy of any bylaws of such Guarantor.

          (f)  The Initial Financial Statements.

          (g) An Opinion of Counsel for the Restricted Parties in the form of Exhibit E.

          (h) Certificates or binders evidencing Restricted Persons' insurance in effect on the date hereof.

          (i)  Payment of all costs and fees due hereunder.

          (j) Agent shall have completed its due diligence and shall be satisfied, in its sole discretion, that the results thereof comply with Agent's' credit standards and policies.

     Section 4.2. CONDITIONS PRECEDENT PRIOR TO FIRST LOAN. No Lender has any obligation to make its first Loan, unless Agent shall have received (in addition to the documents described in Section 4.1) all of the following, at Agent's office in Dallas, Texas, duly executed and delivered and in form, substance and date satisfactory to Agent or all of the following conditions precedent have been satisfied, as applicable:

          (a) A "Compliance Certificate" of the Chairman of the Board or President and of the chief financial officer of Borrower, of even date with such Loan, in which such officers certify to the satisfaction of the conditions set out in subsections (a), (b), (c) and (d) of Section 4.3 and the compliance of Borrower with Sections
     7.11 through  7.21, with calculations reflecting such compliance.

          (b) A certificate (or certificates) of the due formation, valid existence and good standing of Borrower and each Guarantor in such Person's state of organization, issued by the appropriate authorities of such jurisdiction, and certificates of Borrower's and Guarantor's good standing and due qualification to do business, issued by appropriate officials in any states in which Borrower or such Guarantor owns property subject to Security Documents.

          (c) A financial audit for the Fiscal Year ended 1997 shall have been satisfactorily completed by May 1, 1998, and Agent shall have determined that the such audit does not show any adverse change from the Initial Financial Statements.

          (d) Pursuant to Borrower's initial public offering, Borrower shall have received Additional Equity in a gross amount of at least
     (a) $22,000,000 or (b) $21,000,000 (if the opening cash position of Borrower immediately after such offering is greater than $5,000,000).

     Section 4.3. ADDITIONAL CONDITIONS PRECEDENT. No Lender has any obligation to make any Loan (including its first), unless the following conditions precedent have been satisfied:

          (a) All representations and warranties made by any Restricted Person in any Loan Document shall be true in all material respects on and as of the date of such Loan (except to the extent that the facts upon which such representations are based have been changed by the extension of credit hereunder) as if such representations and warranties had been made as of the date of such Loan.

          (b)  No Default shall exist at the date of such Loan.

          (c) No Material Adverse Change shall have occurred to, and no event or circumstance shall have occurred that could cause a Material Adverse Change to, Borrower's Consolidated financial condition or businesses since the date of this Agreement. (d) Each Restricted Person shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Loan.

          (e) The making of such Loan shall not be prohibited by any Law and shall not subject any Lender to any penalty or other onerous condition under or pursuant to any such Law.

          (f) Agent shall have received all documents and instruments which Agent has then requested, in addition to those described in Sections 4.1 and 4.2, as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in this Agreement and the other Loan Documents, (ii) the satisfaction of all conditions contained herein or therein, and (iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Agent in form, substance and date.

          (g) Agent shall have received payment of all commitment, facility, agency and other fees required to be paid to any Bank Party pursuant to any Loan Documents or any commitment agreement heretofore entered into.

                 ARTICLE V - REPRESENTATIONS AND WARRANTIES

     To confirm each Bank Party's understanding concerning Restricted Persons and Restricted Persons' businesses, properties and obligations and to induce each Bank Party to enter into this Agreement and to extend credit hereunder, Borrower represents and warrants to each Bank Party that:

     Section 5.1. NO DEFAULT. No Restricted Person is in default in the performance of any of the covenants and agreements contained in any Loan Document. No event has occurred and is continuing which constitutes a Default.

     Section 5.2. ORGANIZATION AND GOOD STANDING. Each Restricted Person is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby.
Each Restricted Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary, except where such failure to qualify would not cause a Material Adverse Change. Each Restricted Person has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the

United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable.

     Section 5.3. AUTHORIZATION. Each Restricted Person has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

     Section 5.4. NO CONFLICTS OR CONSENTS. The execution and delivery by the various Restricted Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (i) conflict with any provision of (1) any Law, (2) the organizational documents of any Restricted Person, or (3) any agreement, judgment, license, order or permit applicable to or binding upon any Restricted Person, (ii) result in the acceleration of any Indebtedness owed by any Restricted Person, or (iii) result in or require the creation of any Lien upon any assets or properties of any Restricted Person except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents no consent, approval, authorization or order of, and no notice to or filing with, any Tribunal or third party is required in connection with the execution, delivery or performance by any Restricted Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

     Section 5.5. ENFORCEABLE OBLIGATIONS. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Restricted Person which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors' rights.

     Section 5.6. INITIAL FINANCIAL STATEMENTS. Borrower has heretofore delivered to Agent true, correct and complete copies of the Initial Financial Statements. The Initial Financial Statements fairly present Borrower's Consolidated financial position at the respective dates thereof and the Consolidated results of Borrower's operations and Borrower's Consolidated cash flows for the respective periods thereof. Since the date of the annual Initial Financial Statements no Material Adverse Change has occurred. All Initial Financial Statements were prepared in accordance with GAAP.

     Section 5.7. OTHER OBLIGATIONS AND RESTRICTIONS. Other Obligations and Restrictions. No Restricted Person has any outstanding Liabilities of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which is, in the aggregate, material to Borrower or material with respect to Borrower's Consolidated financial condition and not shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report. Except as shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report, no Restricted Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which could cause a Material Adverse Change.

     Section 5.8. FULL DISCLOSURE. No certificate, statement or other information delivered herewith or heretofore by any Restricted Person to any Bank Party in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to any Restricted Person that has not been disclosed to each Bank Party in writing which could cause a Material Adverse Change.

     Section 5.9. LITIGATION. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule: (a) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Restricted Person threatened, against any Restricted Person before any Tribunal which could cause a Material Adverse Change, and (b) there are no outstanding judgments, injunctions, writs, rulings or orders by any such Tribunal against any Restricted Person or any Restricted Person's stockholders, partners, directors or officers which could cause a Material Adverse Change.

     Section 5.10. LABOR DISPUTES AND ACTS OF GOD. Except as disclosed in the Disclosure Schedule or a Disclosure Report, neither the business nor the properties of any Restricted Person has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could cause a Material Adverse Change.

     Section 5.11. ERISA PLANS AND LIABILITIES. All currently existing ERISA Plans are listed in the Disclosure Schedule or a Disclosure Report. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule or a Disclosure Report, no Termination Event has occurred with respect to any ERISA Plan and all ERISA Affiliates are in compliance with ERISA in all material respects. No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA. Except as set forth in the Disclosure Schedule or a Disclosure Report: (i) no "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (ii) the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $500,000.

     Section 5.12. ENVIRONMENTAL AND OTHER LAWS. Except as disclosed in the Disclosure Schedule or a Disclosure Report: (a) Restricted Persons are conducting their businesses in material compliance with all applicable Laws, including Environmental Laws, and have and are in material compliance with all licenses and permits required under any such Laws; (b) none of the operations or properties of any Restricted Person is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials; (c) no Restricted Person (and to the best knowledge of Borrower, no other Person) has filed any notice under any Law indicating that any Restricted Person is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any property of any Restricted Person; (d) no Restricted Person has transported or arranged for the transportation of any Hazardous Material to any location which is (i) listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, listed for possible inclusion on such National Priorities List by the Environmental Protection Agency in its Comprehensive Environmental Response, Compensation and Liability Information System List, or listed on any similar state list or (ii) the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any Restricted
Person for clean-up costs, remedial work, damages to natural resources or for personal injury claims (whether under Environmental Laws or otherwise); and
(e) no Restricted Person otherwise has any known material contingent liability under any Environmental Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials.

     Section 5.13. NAMES AND PLACES OF BUSINESS. No Restricted Person has, during the preceding five years, had, been known by, or used any other trade or fictitious name, except as disclosed in the Disclosure Schedule. Except as otherwise indicated in the Disclosure Schedule or a Disclosure Report, the chief executive office and principal place of business of each Restricted Person are (and for the preceding five years have been) located at the address of Borrower set out on the signature page hereto. Except as indicated in the Disclosure Schedule or a Disclosure Report, no Restricted Person has any other office or place of business.

     Section 5.14. BORROWER'S SUBSIDIARIES. Borrower does not presently have any Subsidiary or own any stock in any other corporation or association except those listed in the Disclosure Schedule or a Disclosure Report. Neither Borrower nor any Restricted Person is a member of any general or limited partnership, joint venture or association of any type whatsoever except those listed in the Disclosure Schedule or a Disclosure Report. Except as otherwise revealed in a Disclosure Report, Borrower owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in the Disclosure Schedule.

     Section 5.15. TITLE TO PROPERTIES; LICENSES. Each Restricted Person has good and defensible title to all of its material properties and assets, free and clear of all Liens other than Permitted Liens and of all material impediments to the use of such properties and assets in such Restricted Person's business. To the extent that the failure to do otherwise would cause a Material Adverse Change, each Restricted Person possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter, and no Restricted Person is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property.

     Section 5.16. GOVERNMENT REGULATION. Neither Borrower nor any other Restricted Person owing Obligations is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other Law which regulates the incurring by such Person of Indebtedness, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

     Section 5.17. INSIDER. No Restricted Person, nor any Person having "control" (as that term is defined in 12 U.S.C. Section 375b(9) or in regulations promulgated pursuant thereto) of any Restricted Person, is a "director" or an "executive officer" or "principal shareholder" (as those terms are defined in 12 U.S.C. Section 375b(8) or (9) or in regulations promulgated pursuant thereto) of any Bank Party, of a bank holding company of which any Bank Party is a Subsidiary or of any Subsidiary of a bank holding company of which any Bank Party is a Subsidiary.

     Section 5.18. SOLVENCY. Upon giving effect to the issuance of the Notes, the execution of the Loan Documents by Borrower and the consummation of the transactions contemplated hereby, Borrower will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar laws).


               ARTICLE VI - AFFIRMATIVE COVENANTS OF BORROWER

     To conform with the terms and conditions under which each Bank Party is willing to have credit outstanding to Borrower, and to induce each Bank Party to enter into this Agreement and extend credit hereunder, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

     Section 6.1. PAYMENT AND PERFORMANCE. Borrower will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents. Borrower will cause each other Restricted Person to observe, perform and comply with every such term, covenant and condition.

     Section 6.2. BOOKS, FINANCIAL STATEMENTS AND REPORTS. Each Restricted Person will at all times maintain accurate books of account and records. Borrower will maintain and will cause its Subsidiaries to maintain a standard system of accounting, will maintain its Fiscal Year, and will furnish the following statements and reports to each Bank Party at Borrower's expense:

          (a) As soon as available, and in any event within 120 days after the end of each Fiscal Year, complete Consolidated financial statements of Borrower together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by Coopers & Lybrand LLP, or other "big six" independent certified public accountants selected by Borrower, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain a Consolidated balance sheet as of the end of such Fiscal Year and Consolidated statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year. In addition, within 120 days after the end of each Fiscal Year Borrower will furnish a management letter signed by such accountants.

          (b) As soon as available, and in any event within 45 days after the end of each Fiscal Quarter (including each Fiscal Quarter ended December 31), Borrower's Consolidated balance sheets as of the end of such Fiscal Quarter and Consolidated statements of Borrower's earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments.

          (c) As soon as available, and in any event within 30 days after the end of each month, Borrower's Consolidated balance sheet as of the end of such month and Consolidated statements of Borrower's earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such month, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments.

          (d) As soon as available, and in any event within 30 days after the end of each month, a completed Cumulative Acquisition Summary Matrix in the form of Exhibit H attached hereto;

          (e) Promptly upon their becoming available, copies of all financial statements and proxy statements sent by any Restricted Person to its stockholders and all registration statements, periodic reports and other statements and schedules filed by any Restricted Person with any securities exchange, the Securities and Exchange Commission or any similar governmental authority.

          (f) As soon as available, and in any event by the last day of each Fiscal Year, a business and financial plan for Borrower (in form reasonably satisfactory to Agent) for the following Fiscal Year, prepared by a senior financial officer thereof, setting forth yearly financial projections and budgets.

     Section 6.3. COMPLIANCE CERTIFICATE. With the financial statements described in subsections (a) and (b) of Section 6.2, Borrower shall deliver to Agent a certificate in the form of Exhibit D signed by the chief financial officer of Borrower stating that the financial statements are accurate and complete (subject to normal year-end adjustments), stating that he has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with any financial tests set forth herein at the end of each Fiscal Quarter and the Borrowing Availability for the succeeding Fiscal Quarter, and stating that no Default exists at the end of such period or at the time of such certificate or specifying the nature and period of existence of any such Default.

     Section 6.4. OTHER INFORMATION AND INSPECTIONS. Each Restricted Person will furnish to each Bank Party any information which Agent may from time to time reasonably request in writing concerning any covenant, provision or condition of the Loan Documents or any matter in connection with Restricted Persons' businesses and operations. Each Restricted Person will permit representatives appointed by Agent (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons) to visit and inspect during normal business hours any of such Restricted Person's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Restricted Person shall permit Agent or its representatives to investigate and verify the accuracy of the information furnished to Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives.

     Section 6.5. NOTICE OF MATERIAL EVENTS AND CHANGE OF ADDRESS. Borrower will promptly notify each Bank Party in writing, stating that such notice is being given pursuant to this Agreement, of:

          (a)  the occurrence of any Material Adverse Change,

          (b)  the occurrence of any Default,

          (c) the acceleration of the maturity of any Indebtedness owed by any Restricted Person or of any default by any Restricted Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default could cause a Material Adverse Change,

          (d)  the occurrence of any Termination Event,

          (e) any claim of $100,000 or more, any notice of potential liability under any Environmental Laws which might exceed such amount, or any other material adverse claim asserted against any Restricted Person or with respect to any Restricted Person's properties, and

          (f) the filing of any suit or proceeding against any Restricted Person in which an adverse decision could cause a Material Adverse Change.

     Upon the occurrence of any of the foregoing Restricted Persons will take all necessary or appropriate steps to remedy promptly any such Material Adverse Change, Default, acceleration, default or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Borrower will also notify Agent and Agent's counsel in writing at least twenty Business Days prior to the date that any Restricted Person changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting Agent and its counsel to prepare the same.

     Section 6.6. MAINTENANCE OF PROPERTIES. Each Restricted Person will maintain, preserve, protect, and keep all Collateral and all other property used or useful in the conduct of its business in good condition (reasonable wear and tear excepted) and in compliance with all applicable Laws in all material respects, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

     Section 6.7. MAINTENANCE OF EXISTENCE AND QUALIFICATIONS. Each Restricted Person will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable Law, except where the failure to qualify will not cause a Material Adverse Change.

     Section 6.8. PAYMENT OF TRADE LIABILITIES, TAXES, ETC. Each Restricted Person will (a) timely file all required tax returns (or obtain extension thereof); (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property;
(c) within ninety (90) days after the same becomes due pay all Liabilities owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (d) pay and discharge when due all other Liabilities now or hereafter owed by it; and (e) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Each Restricted Person may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

      Section 6.9. INSURANCE. Each Restricted Person will keep or cause to be kept insured by financially sound and reputable insurers its property in accordance with the Insurance Schedule. Borrower will maintain the additional insurance coverage as described in the respective Security Documents. Upon demand by Agent any insurance policies covering Collateral shall be endorsed (a) to provide for payment of losses to Agent as its interests may appear, (b) to provide that such policies may not be canceled or reduced or affected in any material manner for any reason without fifteen days prior notice to Agent, (c) to provide for any other matters specified in any applicable Security Document or which Agent may reasonably require; and
(d) to provide for insurance against fire, casualty and any other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated businesses and properties) of the property insured. Each Restricted Person shall at all times maintain insurance against its liability for injury to persons or property in accordance with the Insurance Schedule, which insurance shall be by financially sound and reputable insurers. Without limiting the foregoing, each Restricted Person shall at all time maintain liability insurance in the amounts set out on the Insurance Schedule.

     Section 6.10. PERFORMANCE ON BORROWER'S BEHALF. If any Restricted Person fails to pay any taxes, insurance premiums, expenses, attorneys' fees or other amounts it is required to pay under any Loan Document, Agent may pay the same. Borrower shall reimburse Agent for any such payments within five
(5) business days of notice of such payment and each amount paid by Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Agent.

     Section 6.11. INTEREST. Borrower hereby promises to each Bank Party to pay interest at the Default Rate on all Obligations (including Obligations to pay fees or to reimburse or indemnify any Bank Party) which Borrower has in this Agreement promised to pay to such Bank Party and which are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.

     Section 6.12. COMPLIANCE WITH AGREEMENTS AND LAW. Each Restricted Person will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Each Restricted Person will conduct its business and affairs in compliance with all Laws applicable thereto in all material respects.

     Section 6.13.  ENVIRONMENTAL MATTERS; ENVIRONMENTAL REVIEWS.

     (a) Each Restricted Person will comply in all material respects with all Environmental Laws now or hereafter applicable to such Restricted Person and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect.

     (b) Borrower will promptly furnish to Agent all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by Borrower, or of which it has notice, pending or threatened against Borrower, by any governmental authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of its properties or the operation of its business.

     (c) Borrower will promptly furnish to Agent all requests for information, notices of claim, demand letters, and other notifications, received by Borrower in connection with its ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of Hazardous Material at any location.

     Section 6.14. EVIDENCE OF COMPLIANCE. Each Restricted Person will furnish to each Bank Party at such Restricted Person's or Borrower's expense all evidence which Agent from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

     Section 6.15. AGREEMENT TO DELIVER SECURITY DOCUMENTS. Borrower agrees to deliver and to cause each other Restricted Person to deliver, to further secure the Obligations whenever requested by Agent in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents in form and substance satisfactory to Agent for the purpose of granting, confirming, and perfecting first and prior liens or security interests in (i) any real or personal property which is at such time Collateral or which was intended to be Collateral pursuant to any Security Document previously executed and not then released by Agent and
(ii) any management services agreements entered into by any Subsidiary of Borrower and all accounts and general intangibles arising thereunder or with respect thereto (unless prohibited by the terms thereof). Borrower will from time to time deliver, and will cause each other Restricted Person from time to time to deliver, to Agent any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by Restricted Persons in form and substance satisfactory to Agent, which Agent requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations.

     Section 6.16. BANK ACCOUNTS; OFFSET. To secure the repayment of the Obligations Borrower hereby grants to each Bank Party a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of any Bank Party at common law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to any Bank Party from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of Borrower with any Bank Party, and (c) any other credits and claims of Borrower at any time existing against any Bank Party, including claims under certificates of deposit. At any time and from time to time after the occurrence of any Event of Default, each Bank Party is hereby authorized to foreclose upon, or to offset against the Obligations then due and payable (in either case without notice to Borrower), any and all items hereinabove referred to. The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other.

     Section 6.17. GUARANTIES OF BORROWER'S SUBSIDIARIES. Each Subsidiary of Borrower now existing or created, acquired or coming into existence after the date hereof shall, promptly upon request by Agent, execute and deliver to Agent an absolute and unconditional guaranty of the timely repayment of the Obligations and the due and punctual performance of the obligations of Borrower hereunder, which guaranty shall be satisfactory to Agent in form and substance. Each Subsidiary of Borrower existing on the date hereof shall duly execute and deliver such a guaranty prior to the making of any Loan hereunder. Borrower will cause each of its Subsidiaries to deliver to Agent, simultaneously with its delivery of such a guaranty, written evidence satisfactory to Agent and its counsel that such Subsidiary has taken all corporate or partnership action necessary to duly approve and authorize its execution, delivery and performance of such guaranty and any other documents which it is required to execute.

                 ARTICLE VII - NEGATIVE COVENANTS OF BORROWER

     To conform with the terms and conditions under which each Bank Party is willing to have credit outstanding to Borrower, and to induce each Bank Party to enter into this Agreement and make the Loans, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

     Section 7.1. INDEBTEDNESS. No Restricted Person will in any manner owe or be liable for Indebtedness except:

     (a)  the Obligations.

     (b)  Subordinated Debt.

     (c) Indebtedness outstanding under the instruments and agreements described on the Disclosure Schedule, excluding any renewals or extensions of such Indebtedness.

     (d) purchase money Indebtedness or other acquired or assumed Indebtedness in connection with a Dental Practice Acquisition in an aggregate principal amount not to exceed:

           (i) from the Closing Date through but not including June 1, 1999, $1,500,000;

          (ii) from and including June 1, 1999 through but not including June 1, 2000, $2,500,000; and

         (iii) from and after June 1, 2000, $3,500,000.

     Section 7.2. LIMITATION ON LIENS. No Restricted Person will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires, except, to the extent not otherwise forbidden by the Security Documents the following ("Permitted Liens"):

     (a)  Liens which secure Obligations only.

     (b) Statutory Liens for taxes, statutory mechanics' and materialmen's Liens incurred in the ordinary course of business, landlord Liens incurred in the ordinary course of business, pledges and deposits relating to workers' compensation incurred in the ordinary course of business, and other similar Liens incurred in the ordinary course of business, provided such Liens do not secure Indebtedness and secure only other obligations which are not delinquent or which are being contested as provided in Section 6.7.

     (c) Liens on assets acquired with proceeds of Indebtedness described in Section 7.1(d) securing only the Indebtedness incurred for the purchase of such asset.

     (d) Liens on equipment (i) acquired in connection with Dental Practice Acquisitions during the month of March 1998, the value of which equipment does not exceed $100,000 and

(ii) acquired in connection with a Dental Practice Acquisition for a period not to exceed twenty days from the effective date of such Dental Practice Acquisition.

     Section 7.3. HEDGING CONTRACTS. No Restricted Person will be a party to or in any manner be liable on any forward, future, swap or hedging contract except for contracts to provide interest rate protection for the Obligations.

     Section 7.4. LIMITATION ON MERGERS, ISSUANCES OF SECURITIES. Except as expressly provided in this subsection or in connection with Dental Practice Acquisitions, no Restricted Person will merge or consolidate with or into any other business entity. Any Subsidiary of Borrower may, however, be merged into or consolidated with (i) another Subsidiary of Borrower, so long as a Guarantor is the surviving business entity, or (ii) Borrower, so long as Borrower is the surviving business entity. Borrower will not issue any additional shares of its capital stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities, except Acceptable Stock or options, warrants or other rights to
acquire Acceptable Stock.   No Subsidiary of Borrower will issue any
additional shares of its capital stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities except to Borrower and only to the extent not otherwise forbidden under the terms hereof. No Subsidiary of Borrower which is a partnership will allow any diminution of Borrower's interest (direct or indirect) therein.

     Section 7.5. LIMITATION ON SALES OF PROPERTY. No Restricted Person will sell, transfer, lease, exchange, alienate or dispose of any of its material assets or properties or any material interest therein except equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value or is no longer needed for such Restricted Person's business. Neither Borrower nor any of Borrower's Subsidiaries will sell, transfer or otherwise dispose of capital stock of any of Borrower's Subsidiaries except that any Subsidiary of Borrower may sell or issue its own capital stock to the extent not otherwise prohibited hereunder. No Restricted Person will discount, sell, pledge or assign any notes payable to it, accounts receivable or future income except to the extent expressly permitted under the Loan Documents.

     Section 7.6. LIMITATION ON DIVIDENDS AND REDEMPTIONS. No Restricted Person will declare or pay any dividends on, or make any other distribution in respect of, any class of its capital stock or any partnership or other interest in it, nor will any Restricted Person directly or indirectly make any capital contribution to or purchase, redeem, acquire or retire any shares of the capital stock of or partnership interests in any Restricted Person (whether such interests are now or hereafter issued, outstanding or created), or cause or permit any reduction or retirement of the capital stock of any Restricted Person; provided that Borrower may make dividends payable only in Acceptable Stock and Subsidiaries of Borrower may make dividends payable only to Borrower.

     Section 7.7. LIMITATION ON INVESTMENTS AND NEW BUSINESSES. No Restricted Person will (i) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business, (ii) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations, (iii) make any acquisitions of or capital contributions to or other investments in any Person, other than Permitted Investments.

     Section 7.8. LIMITATION ON CREDIT EXTENSIONS. Except for Permitted Investments, no Restricted Person will extend credit, make advances or make loans other than normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner.

     Section 7.9. TRANSACTIONS WITH AFFILIATES. No Restricted Person will engage in any material transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm's-length dealing with Persons other than such Affiliates, provided that (a) except for the limitations set forth in the following clause (b), such restrictions shall not apply to transactions among Borrower and its wholly owned Subsidiaries that have guaranteed the Obligations and
(b) Borrower shall not extend credit or make advances or loans to Affiliates which have an aggregate outstanding principal balance in excess of $500,000; provided, however, that Dental Practice Acquisitions by Affiliates shall not be included in the calculations made pursuant to this Section 7.9, but shall be subject to all of the provisions of Section 7.21.

     Section 7.10. CERTAIN CONTRACTS; AMENDMENTS; MULTIEMPLOYER ERISA PLANS. Except as expressly provided for in the Loan Documents, no Restricted Person will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any Subsidiary of Borrower to: (a) pay dividends or make other distributions to Borrower,
(b) to redeem equity interests held in it by Borrower, (c) to repay loans and other indebtedness owing by it to Borrower, or (d) to transfer any of its assets to Borrower. No Restricted Person will amend or permit any amendment to any contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of Agent or any Lender under or acquired pursuant to any Security Documents. No ERISA Affiliate will incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA.

     Section 7.11. DENTAL BASE. The number of dentists employed by Dental Practice Groups covered by management service agreements with the Restricted Persons as of the end of each Fiscal Quarter shall not be less than eighty percent of the number of dentists so employed as of the date hereof.

     Section 7.12. CONTINUITY OF FOUNDING PRACTICES AND AFFILIATED PRACTICES. The Founding Practices and the Affiliated Practices (as defined below) shall at all times own, collectively, at least twenty-five percent (25%) of the capital stock of Borrower. As used in this section, "Founding Practices" means the Dental Practice Groups that acquired capital stock of Borrower on the date of Borrower's initial public offering, and "Affiliated Practice Groups" means the Dental Practice Groups that acquire capital stock of Borrower in connection with the acquisition or merger of such groups after the date hereof.

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

     Section 7.13.  CAPITAL EXPENDITURES.   Borrower's Consolidated  Capital
Expenditures shall not exceed:

          (i) for the Fiscal Year of Borrower ending on March 31, 1999, $1,500,000;

         (ii) for the Fiscal Year of Borrower ending on March 31, 2000, $2,500,000;

        (iii) for any Fiscal Year of Borrower ending after March 31, 2000, $3,500,000;

     Section 7.14. CURRENT RATIO. As of the end of each Fiscal Quarter, the ratio of Borrower's Consolidated current assets (less unbilled patient revenues and management fees not paid within 30 days of the date of billing) to Borrower's Consolidated current liabilities, all determined in accordance with GAAP, shall not be less than 1.5 to 1.0. For the purpose of calculating "current assets," Borrower may include up to $2,000,000 of unused Borrowing Availability as "current assets."

     Section 7.15. TOTAL FUNDED DEBT TO CAPITALIZATION RATIO. As of the end of each Fiscal Quarter, the ratio of (a) Total Funded Debt as of the end of such Fiscal Quarter, to (b) the sum of (i) Total Funded Debt as of the end of such Fiscal Quarter plus (ii) shareholders equity as of the end of such Fiscal Quarter determined in accordance with GAAP, shall not be greater than
0.40 to 1.00.

     Section 7.16. TOTAL FUNDED DEBT TO EBITDA RATIO. The ratio of (a) Total Funded Debt as of the end of each Fiscal Quarter, to (b) EBITDA for the two consecutive Fiscal Quarters then ended, multiplied by two, shall not be greater than 3.5 to 1.00; provided that for purposes of calculating such ratio for the Fiscal Quarter ending June 30, 1998, EBITDA shall be calculated for that Fiscal Quarter only and shall be multiplied by four.

     Section 7.17.  TOTAL SENIOR FUNDED DEBT TO EBITDA RATIO.  The ratio of
(a) Total Senior Funded Debt as of the end of each Fiscal Quarter, to (b) EBITDA for the two consecutive Fiscal Quarters then ended, multiplied by two, shall not be greater than 3.0 to 1.00; provided that for purposes of calculating such ratio for the Fiscal Quarter ending June 30, 1998, EBITDA shall be calculated for that Fiscal Quarter only and shall be multiplied by four.

     Section 7.18.  FIXED CHARGE RATIO.      As of the end of each Fiscal
Quarter the ratio of (a) EBITDA for the two consecutive Fiscal Quarters then ended to (b) Fixed Charges for such Fiscal Quarters, shall not be less than
1.3 to 1.0; provided that for purposes of calculating such ratio for the Fiscal Quarter ending June 30, 1998, EBITDA shall be calculated for that Fiscal Quarter only and shall be multiplied by four.

     Section 7.19. DEBT SERVICE COVERAGE RATIO. As of the end of each Fiscal Quarter, the ratio of (a) Borrower's EBITDA for the two consecutive Fiscal Quarters then ended, multiplied by two, to (b) the sum of (i) twenty-five percent (25%) of the Obligations then outstanding; (ii) scheduled principal payments on all other Indebtedness due during the next four Fiscal Quarters, and (iii) interest that was due on all Total Funded Debt during the preceding four consecutive Fiscal Quarters, shall not be less than 1.50 to 1.0

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

     Section 7.20. NET WORTH. Borrower's Consolidated Net Worth as of the end of each Fiscal Quarter, shall not be less than $10,000,000 plus the sum
(a) seventy-five percent (75 %) of Borrower's cumulative net income (but not losses) earned from March 31, 1998 to the end of such Fiscal Quarter , (b) one hundred percent (100%) of the net proceeds of Additional Equity and (c) one hundred percent (100%) of net capital contributions to Borrower made after May 31, 1998.

     Section 7.21. DENTAL PRACTICE ACQUISITIONS. Borrower shall not make any Dental Practice Acquisition unless it complies with the following:

     (a) Borrower shall not make any single acquisition of a dental practice management company for consideration in excess of $1,000,000 without the prior written consent of Majority Lenders.

     (b) If the aggregate amount of consideration paid or payable by Borrower for all acquisitions of Dental Practice Groups during any Specified Period (as defined below), is less than $25,000,000, Borrower shall not make any single acquisition of a Dental Practice Group for consideration in excess of $4,000,000 without the prior written consent of Majority Lenders. As used herein, "Specified Period" means each June 1 of each year until May 30 of the next succeeding year.

     (c) If the aggregate amount of consideration paid or payable by Borrower for all acquisitions of Dental Practice Groups during any Specified Period, is equal to or greater than $25,000,000, Borrower shall not make any single acquisition of a Dental Practice Group for consideration in excess of $2,500,000 without the prior written consent of Majority Lenders.

     (d) If such acquisition requires the consent of Majority Lenders, Borrower shall have furnished Agent the information required in the Acquisition Information Schedule attached hereto as Schedule 4-A.

     (e) If such acquisition does not require the consent of Majority Lenders, but the purchase price of such acquisition is financed in whole or in part by any funds advanced to Borrower pursuant to this Agreement, Borrower shall have furnished Agent the information required in the Acquisition Information Schedule attached hereto as Schedule 4-B.

     (f) If no Obligations are outstanding on the date of an acquisition described in subsections (a), (b), (c), (d) and (e) above, and no Loan is made in connection with such acquisition, the provisions of such subsections shall not apply.

     (g) If such acquisition requires the consent of Majority Lenders and Agent receives a written request for such consent from Borrower and fails to respond to such consent request within five (5) Business Days from Agent's receipt thereof, then the consent of Majority Lenders to such acquisition shall be deemed approved.

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

                  ARTICLE VIII - EVENTS OF DEFAULT AND REMEDIES

     Section 8.1. EVENTS OF DEFAULT. Each of the following events constitutes an Event of Default under this Agreement:

     (a) Any Restricted Person fails to pay within two (2) Business Days, any Obligation when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

     (b) Any Restricted Person fails to pay any Obligation (other than the Obligations in clause (a) above) when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within two (2) Business Days after the same becomes due;

     (c) Any "default" or "event of default" occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

     (d) Any Restricted Person fails to duly observe, perform or comply with any covenant, agreement or provision of Section 6.4 or Article VII;

     (e) Any Restricted Person fails (other than as referred to in subsections (a), (b), (c) or (d) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by Agent to Borrower;

     (f) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Restricted Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 5.5 for any reason other than its release or subordination by Agent;

     (g) Any Restricted Person fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such agreement or instrument is materially significant to Borrower or to Borrower and its subsidiaries on a Consolidated basis or materially significant to any Guarantor, and such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument;

     (h) Any Restricted Person (i) fails to pay any portion, when such portion is due, of any of such Restricted Person's Indebtedness to Bank One Texas, N.A. or any of its Affiliates, or any of such Related Person's other Indebtedness in excess of $250,000, or (ii) breaches or defaults in the performance of any agreement or instrument by which any Indebtedness described in the immediately preceding clause (i) is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

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

     (i) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $100,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $100,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount); and

     (j)  Any Restricted Person:

          (i) suffers the entry against it of a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of forty-five (45) days; or

          (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

          (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

          (iv) suffers the entry against it of a final judgment for the payment of money in excess of $250,000 (not covered by insurance satisfactory to Agent in its discretion), unless the same is discharged within forty-five (45) days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

          (v) suffers a writ or warrant of attachment or any similar process to be issued by any Tribunal against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within forty-five (45) days after the entry or levy thereof or after any stay is vacated or set aside; and

     (k)  Any Change of Control occurs;

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

     (l)  Any Change of Management occurs;

     (m)  Any Material Adverse Change occurs.

Upon the occurrence of an Event of Default described in subsection (j)(i),
(j)(ii) or (j)(iii) of this section with respect to Borrower, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time ratifies or approves this Agreement. Upon any such acceleration, any obligation of any Lender to make any further Loans shall be permanently terminated. During the continuance of any other Event of Default, Agent at any time and from time to time may (and upon written instructions from Majority Lenders, Agent shall), without notice to Borrower or any other Restricted Person, do either or both of the following: (1) terminate any obligation of Lenders to make Loans hereunder, and (2) declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time ratifies or approves this Agreement.

     Section 8.2. REMEDIES. If any Default shall occur and be continuing, each Bank Party may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and each Bank Party may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have. All rights, remedies and powers conferred upon Bank Parties under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity.

                              ARTICLE IX - AGENT

     Section 9.1. APPOINTMENT AND AUTHORITY. Each Lender which becomes a party to this Agreement hereby irrevocably authorizes Agent, and Agent hereby undertakes, to receive payments of principal, interest and other amounts due hereunder as specified herein and to take all other actions and to exercise such powers under the Loan Documents as are specifically delegated to Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. The relationship of Agent to the other Bank Parties is only that of one commercial lender acting as administrative agent for others, and nothing in the Loan Documents shall be construed to constitute Agent a trustee or other fiduciary for any holder of any of the Notes or of any participation therein nor to impose on Agent duties and obligations other than those expressly provided for in the Loan Documents. With respect to any matters not expressly provided for in the Loan Documents and any matters which the Loan Documents place within the discretion of Agent, Agent shall not be required to exercise any discretion or take any action, and it may request instructions from Lenders with respect to any such matter, in which case it shall be required to act or to refrain from acting (and shall be fully protected and free from liability to all Lenders in so acting or refraining from acting) upon the instructions of Majority Lenders (including itself), provided, however, that Agent shall not be required to take any action which exposes it to a risk of personal liability that it considers unreasonable or which is contrary to the Loan Documents or to applicable Law. Upon receipt by Agent from Borrower of any communication calling for action on the part of Lenders or upon notice from any other Bank Party to Agent of any Default or Event of Default, Agent shall promptly notify each other Bank Party thereof.

     Section 9.2. EXCULPATION, AGENT'S RELIANCE, ETC..2. Exculpation, Agent's Reliance, Etc. Neither Agent nor any of its directors, officers, agents, attorneys, or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with the Loan Documents, INCLUDING THEIR NEGLIGENCE OF ANY KIND, except that each shall be liable for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof in accordance with this Agreement, signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any other Bank Party and shall not be responsible to any other Bank Party for any statements, warranties or representations made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Loan Documents on the part of any Restricted Person or to inspect the property (including the books and records) of any Restricted Person; (e) shall not be responsible to any other Bank Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any instrument or document furnished in connection therewith; (f) may rely upon the representations and warranties of each Restricted Person and the Lenders in exercising its powers hereunder; and (g) shall incur no liability under or in respect of the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (including any telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper Person or Persons.

     Section 9.3. CREDIT DECISIONS. Each Bank Party acknowledges that it has, independently and without reliance upon any other Bank Party, made its own analysis of Borrower and the transactions contemplated hereby and its own independent decision to enter into this Agreement and the other Loan Documents. Each Bank Party also acknowledges that it will, independently and without reliance upon any other Bank Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

     Section 9.4. INDEMNIFICATION. Each Lender agrees to indemnify Agent (to the extent not reimbursed by Borrower within ten (10) days after demand) from and against such Lender's Percentage Share of any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against Agent growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events (including the enforcement thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by any Person or any liabilities or duties of any Person with respect to Hazardous Materials found in or released into the environment).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY AGENT,

provided only that no Lender shall be obligated under this section to indemnify Agent for that portion, if any, of any liabilities and costs which is proximately caused by Agent's own individual gross negligence or willful misconduct, as determined in a final judgment. Cumulative of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for such Lender's Percentage Share of any costs and expenses to be paid to Agent by Borrower under Section 10.4(a) to the extent that Agent is not timely reimbursed for such expenses by Borrower as provided in such section. As used in this section the term "Agent" shall refer not only to the Person designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.

     Section 9.5. RIGHTS AS LENDER. In its capacity as a Lender, Agent shall have the same rights and obligations as any Lender and may exercise such rights as though it were not Agent. Agent may accept deposits from, lend money to, act as Trustee under indentures of, and generally engage in any kind of business with any Restricted Person or their Affiliates, all as if it were not Agent hereunder and without any duty to account therefor to any other Lender.

     Section 9.6. SHARING OF SET-OFFS AND OTHER PAYMENTS. Each Bank Party agrees that if it shall, whether through the exercise of rights under Security Documents or rights of banker's lien, set off, or counterclaim against Borrower or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Agent under Section 3.1, causes such Bank Party to have received more than it would have received had such payment been received by Agent and distributed pursuant to Section 3.1, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause all Bank Parties to share all payments as provided for in
Section 3.1, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Agent and all Lenders share all payments of Obligations as provided in Section 3.1; provided, however, that nothing herein contained shall in any way affect the right of any Bank Party to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by Law exercise any and all rights of banker's lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to Tribunal order to be paid on account of the possession of such funds prior to such recovery.

     Section 9.7. INVESTMENTS. Whenever Agent in good faith determines that it is uncertain about how to distribute to Lenders any funds which it has received, or whenever Agent in good faith determines that there is any dispute among Lenders about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to Lenders, Agent shall invest such funds pending distribution; all interest on any such investment shall be distributed upon the distribution of such investment and in the same proportion and to the same Persons as such investment. All moneys received by Agent for distribution to Lenders (other than to the Person who is Agent in its separate capacity as a Lender) shall be held by Agent pending such distribution solely as Agent for such Lenders, and Agent shall have no equitable title to any portion thereof.

     Section 9.8. BENEFIT OF ARTICLE IX. The provisions of this Article (other than the following Section 9.9) are intended solely for the benefit of Bank Parties, and no Restricted Person shall be entitled to rely on any such provision or assert any such provision in a claim or defense against any Bank Party. Bank Parties may waive or amend such provisions as they desire without any notice to or consent of Borrower or any Restricted Person.

     Section 9.9. RESIGNATION. Agent may resign at any time by giving written notice thereof to Lenders and Borrower. Each such notice shall set forth the date of such resignation. Upon any such resignation Majority Lenders shall have the right to appoint a successor Agent. A successor must be appointed for any retiring Agent, and such Agent's resignation shall become effective when such successor accepts such appointment. If, within thirty days after the date of the retiring Agent's resignation, no successor Agent has been appointed and has accepted such appointment, then the retiring Agent may appoint a successor Agent, which shall be a commercial bank organized or licensed to conduct a banking or trust business under the Laws of the United States of America or of any state thereof. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation hereunder the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

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

                           ARTICLE X - MISCELLANEOUS

     Section 10.1.  WAIVERS AND AMENDMENTS; ACKNOWLEDGMENTS.

     (a) WAIVERS AND AMENDMENTS. No failure or delay (whether by course of conduct or otherwise) by any Bank Party in exercising any right, power or remedy which such Bank Party may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by any Bank Party of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Restricted Person shall in any case of itself entitle any Restricted Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is Borrower, by Borrower, (ii) if such party is Agent, by such party, and (iii) if such party is a Lender, by such Lender or by Agent on behalf of Lenders with the written consent of Majority Lenders (which consent has already been given as to the termination of the Loan Documents as provided in Section 10.9). Notwithstanding the foregoing or anything to the contrary herein, Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would: (1) waive any of the conditions specified in Article IV (provided that Agent may in its discretion withdraw any request it has made under Section 4.2(f)), (2) increase the Commitment of such Lender or subject such Lender to any additional obligations, (3) reduce any fees payable to such lender hereunder, or the principal of, or interest on, such Lender's Note, (4) postpone any date fixed for any payment of any such fees, principal or interest, (5) amend the definition herein of "Majority Lenders" or otherwise change the aggregate amount of Percentage Shares which is required for Agent, Lenders or any of them to take any particular action under the Loan Documents, or (6) release Borrower from its obligation to pay such Lender's Note or any Guarantor from its guaranty of such payment.

     (b) ACKNOWLEDGMENTS AND ADMISSIONS. Borrower hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Agent or any Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by any Bank Party as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) no Bank Party has any fiduciary obligation toward Borrower with respect to any

Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Borrower and the other Restricted Persons, on one hand, and each Bank Party, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between any Restricted Person and any Bank Party, (vii) Agent is not Borrower's Agent, but Agent for Lenders, (viii) should an Event of Default or Default occur or exist, each Bank Party will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (ix) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by any Bank Party, or any representative thereof, and no such representation or covenant has been made, that any Bank Party will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (x) all Bank Parties have relied upon the truthfulness of the acknowledgments in this section in deciding to execute and deliver this Agreement and to become obligated hereunder.

     (c) REPRESENTATION BY LENDERS. Each Lender hereby represents that it will acquire its Note for its own account in the ordinary course of its lending business; however, the disposition of such Lender's property shall at all times be and remain within its control and, in particular and without limitation, such Lender may sell or otherwise transfer its Note, any participation interest or other interest in its Note, or any of its other rights and obligations under the Loan Documents.

     (d) JOINT ACKNOWLEDGMENT. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Section 10.2. SURVIVAL OF AGREEMENTS; CUMULATIVE NATURE. All of Restricted Persons' various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to each Bank Party and all of Bank Parties' obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by any Restricted Person to any Bank Party under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, indemnities, and covenants made by Restricted Persons in the Loan Documents, and the rights, powers, and privileges granted to Bank Parties in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Bank Party of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

     Section 10.3. NOTICES. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document (provided that Agent may give telephonic notices to the other Bank Parties), and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy or telex, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to Borrower and Restricted Persons at the address of Borrower specified on the signature pages hereto and to each Bank Party at its address specified on the signature pages hereto (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery during normal business hours at the address provided herein, (b) in the case of telecopy or telex, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail; provided, however, that no Borrowing Notice shall become effective until actually received by Agent.

     Section 10.4.  PAYMENT OF EXPENSES; INDEMNITY.

     (a) PAYMENT OF EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay: (i) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein, (ii) all reasonable costs and expenses incurred by or on behalf of Agent (including reasonable attorneys' fees, consultants' fees and engineering fees, travel costs and miscellaneous expenses) in connection with (1) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto, (2) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (3) the borrowings hereunder and other action reasonably required in the course of administration hereof, (4) monitoring or confirming (or preparation or negotiation of any document related to) Borrower's compliance with any covenants or conditions contained in this Agreement or in any Loan Document, and (iii) all reasonable costs and expenses incurred by or on behalf of any Bank Party (including reasonable attorneys' fees, consultants' fees and accounting fees) in connection with the defense or enforcement of any of the Loan Documents (including this section) or the defense of any Bank Party's exercise of its rights thereunder. In addition to the foregoing, until and all Obligations have been paid in full, Borrower will also pay or reimburse Agent for all reasonable out-of-pocket costs and expenses of Agent or its agents or employees in connection with the continuing administration of the Loans and the related due diligence of Agent, including travel and miscellaneous expenses and reasonable fees and expenses of Agent's outside counsel, reserve engineers and consultants engaged in connection with the Loan Documents.

     (b) INDEMNITY. Borrower agrees to indemnify each Bank Party, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Bank Party growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by any Restricted Person or any liabilities or duties of any Restricted Person or any Bank Party with respect to Hazardous Materials found in or released into the environment). THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY BANK PARTY,

provided only that no Bank Party shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any Person (including Borrower or any of its Affiliates) ever alleges such gross negligence or willful misconduct by any Bank Party, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section the term "Bank Parties" shall refer not only to the Persons designated as such in
Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Persons.

     Section 10.5.  JOINT AND SEVERAL LIABILITY; PARTIES IN INTEREST;
ASSIGNMENTS.

     (a) All Obligations which are incurred by two or more Restricted Persons shall be their joint and several obligations and liabilities. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Restricted Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of Majority Lenders. Neither Borrower nor any Affiliates of Borrower shall directly or indirectly purchase or otherwise retire any Obligations owed to any Lender nor will any Lender accept any offer to do so, unless each Lender shall have received substantially the same offer with respect to the same Percentage Share of the Obligations owed to it. If Borrower or any Affiliate of Borrower at any time purchases some but less than all of the Obligations owed to all Bank Parties, such purchaser shall not be entitled to any rights of any Bank Party under the Loan Documents unless and until Borrower or its Affiliates have purchased all of the Obligations.

     (b) No Lender shall sell any participation interest in its commitment hereunder or any of its rights under its Loans or under the Loan Documents to any Person other than an Eligible Transferee, and then only if the agreement between such Lender and such participant at all times provides: (i) that such participation exists only as a result of the agreement between such participant and such Lender and that such transfer does not give such participant any right to vote as a Lender or any other direct claims or rights against any Person other than such Lender, (ii) that such participant is not entitled to payment from any Restricted Person under Sections 3.2 through 3.7 of amounts in excess of those payable to such Lender under such sections (determined without regard to the sale of such participation), and
(iii) unless such participant is an Affiliate of such Lender, that such participant shall not be entitled to require such Lender to take any action under any Loan Document or to obtain the consent of such participant prior to taking any action under any Loan Document, except for actions which would require the consent of all Lenders under the next-to-last sentence of subsection (a) of Section 10.1. No Lender selling such a participation shall, as between the other parties hereto and such Lender, be relieved of any of its obligations hereunder as a result of the sale of such participation. Each Lender which sells any such participation to any Person (other than an Affiliate of such Lender) shall give prompt notice thereof to Agent and Borrower.

     (c) Except for sales of participations under the immediately preceding subsection (b), no Lender shall make any assignment or transfer of any kind of its commitments or any of its rights under its Loans or under the Loan Documents, except for assignments to an Eligible Transferee, and then only if such assignment is made in accordance with the following requirements:

          (i) Each such assignment shall apply to all Obligations owing to the assignor Lender hereunder and to the unused portion of the assignor Lender's commitments, so that after such assignment is made the assignor Lender shall have a fixed (and not a varying) Percentage Share in its Loans and Note and be committed to make that Percentage Share of all future Loans, the assignee shall have a fixed Percentage Share in such Loans and Note and be committed to make that Percentage Share of all future Loans, and the Percentage Share of the Commitment of both the assignor and assignee shall equal or exceed $1,000,000.

          (ii) The parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording in the "Register" (as defined below in this section), an Assignment and Acceptance in the form of Exhibit F, appropriately completed, together with the Note subject to such assignment and a processing fee payable to Agent of $2,500. Upon such execution, delivery, and payment and upon the satisfaction of the conditions set out in such Assignment and Acceptance, then (i) Borrower shall issue new Notes to such assignor and assignee upon return of the old Notes to Borrower, and (ii) as of the "Settlement Date" specified in such Assignment and Acceptance the assignee thereunder shall be a party hereto and a Lender hereunder and Agent shall thereupon deliver to Borrower and each Lender a schedule showing the revised Percentage Shares of such assignor Lender and such assignee Lender and the Percentage Shares of all other Lenders.

          (iii)  Each assignee Lender which is not a United States person
     (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended) for Federal income tax purposes, shall (to the extent it has not already done so) provide Agent and Borrower with the "Prescribed Forms" referred to in Section 3.6(d).

     (d) Nothing contained in this section shall prevent or prohibit any Lender from assigning or pledging all or any portion of its Loans and Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank; provided that no such assignment or pledge shall relieve such Lender from its obligations hereunder.

     (e) By executing and delivering an Assignment and Acceptance, each assignee Lender thereunder will be confirming to and agreeing with Borrower, Agents and each other Lender hereunder that such assignee understands and agrees to the terms hereof, including Article IX hereof.

     (f) Agent shall maintain a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of Lenders and the Percentage Shares of, and principal amount of the Loans owing to, each Lender from time to time (in this section called the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower and each Bank Party may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes. The Register shall be available for inspection by Borrower or any Bank Party at any reasonable time and from time to time upon reasonable prior notice.

     (g) Bank One, Texas, N.A. agrees that it will not make any assignment of the type described under subsection (c) immediately above unless (i) the Borrowing Availability Exceeds $15,000,000 or (ii) Borrower consents thereto in writing.

     Section 10.6. CONFIDENTIALITY. Each Bank Party agrees that it will take all reasonable steps to keep confidential any proprietary information given to it by any Restricted Person, provided, however, that this restriction shall not apply to information which (i) has at the time in question entered the public domain, (ii) is required to be disclosed by Law (whether valid or invalid) of any Tribunal, (iii) is disclosed to any Bank Party's Affiliates, auditors, attorneys, or agents, (iv) is furnished to any other Bank Party or to any purchaser or prospective purchaser of participations or other interests in any Loan or Loan Document, or (v) is disclosed in the course of enforcing its rights and remedies during the existence of an Event of Default.

     Section 10.7. GOVERNING LAW; SUBMISSION TO PROCESS. EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A LOAN DOCUMENT, THE LOAN DOCUMENTS SHALL BE DEEMED CONTRACTS AND INSTRUMENTS MADE UNDER THE LAWS OF THE STATE OF TEXAS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. CHAPTER 15 OF TEXAS REVISED CIVIL STATUTES ANNOTATED ARTICLE 5069 (WHICH REGULATES CERTAIN REVOLVING

CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) DOES NOT APPLY TO THIS AGREEMENT OR TO THE NOTES. BORROWER HEREBY IRREVOCABLY SUBMITS ITSELF AND EACH OTHER RESTRICTED PERSON TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF TEXAS AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT OR ANY RESTRICTED PERSON IN ANY LEGAL PROCEEDING RELATING TO THE LOAN DOCUMENTS OR THE OBLIGATIONS BY ANY MEANS ALLOWED UNDER TEXAS OR FEDERAL LAW. THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, THAT ANY SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND FURTHER AGREE TO A TRANSFER OF ANY SUCH PROCEEDING TO A FEDERAL COURT SITTING IN THE STATE OF TEXAS TO THE EXTENT THAT IT HAS SUBJECT MATTER JURISDICTION, AND OTHERWISE TO A STATE COURT IN DALLAS, TEXAS. IN FURTHERANCE THEREOF, BORROWER AND BANK PARTIES EACH HEREBY ACKNOWLEDGE AND AGREE THAT IT WAS NOT INCONVENIENT FOR THEM TO NEGOTIATE AND RECEIVE FUNDING OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN SUCH COUNTY AND THAT IT WILL BE NEITHER INCONVENIENT NOR UNFAIR TO LITIGATE OR OTHERWISE RESOLVE ANY DISPUTES OR CLAIMS IN A COURT SITTING IN SUCH COUNTY. IN FURTHERANCE OF THE FOREGOING, BORROWER HEREBY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, 350 NORTH ST. PAUL STREET, DALLAS, TEXAS 75201, AS AGENT OF BORROWER TO RECEIVE SERVICE OF ALL PROCESS BROUGHT AGAINST BORROWER WITH RESPECT TO ANY SUCH PROCEEDING IN ANY SUCH COURT IN TEXAS, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY BORROWER TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. COPIES OF ANY SUCH PROCESS SO SERVED SHALL ALSO, IF PERMITTED BY LAW, BE SENT BY REGISTERED MAIL TO BORROWER AT ITS ADDRESS SET FORTH BELOW, BUT THE FAILURE OF BORROWER TO RECEIVE SUCH COPIES SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS AS AFORESAID. BORROWER SHALL FURNISH TO BANK PARTIES A CONSENT OF CT CORPORATION SYSTEM AGREEING TO ACT HEREUNDER PRIOR TO THE EFFECTIVE DATE OF THIS AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF BANK PARTIES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF BANK PARTIES TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. BORROWER SHALL NOT REVOKE SUCH APPOINTMENT BUT IF FOR ANY REASON CT CORPORATION SYSTEM SHALL RESIGN OR OTHERWISE CEASE TO ACT AS BORROWER'S AGENT, BORROWER HEREBY IRREVOCABLY AGREES TO (A) IMMEDIATELY DESIGNATE AND APPOINT A NEW AGENT ACCEPTABLE TO AGENT TO SERVE IN SUCH CAPACITY AND, IN SUCH EVENT, SUCH NEW AGENT SHALL BE DEEMED TO BE SUBSTITUTED FOR CT CORPORATION SYSTEM FOR ALL PURPOSES HEREOF AND (B) PROMPTLY DELIVER TO BANK PARTIES THE

WRITTEN CONSENT (IN FORM AND SUBSTANCE SATISFACTORY TO AGENT) OF SUCH NEW AGENT AGREEING TO SERVE IN SUCH CAPACITY.

     Section 10.8. LIMITATION ON INTEREST. Bank Parties, Restricted Persons and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither any Restricted Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Bank Parties expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) any Bank Party or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at such Bank Party's or holder's option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, Bank Parties and Restricted Persons (and any other payors thereof) shall to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law. In the event applicable law provides for an interest ceiling under Section 303 of the Texas Finance Code (the "Texas Finance Code") and Chapter 1D of Title 79, Tex.Rev.Civ.Stats. 1925 ("Chapter 1D") as amended, respectively for that day, the ceiling shall be the "weekly ceiling" as defined in the Texas Finance Code and Chapter 1D. As used in this section the term "applicable Law" means the Laws of the State of Texas or the Laws of the United States of America, whichever Laws allow the greater interest, as such Laws now exist or may be changed or amended or come into effect in the future.

     Section 10.9. TERMINATION; TERMINATION FEE; LIMITED SURVIVAL. In its sole and absolute discretion Borrower may at any time that no Obligations are owing elect in a written notice delivered to Agent to terminate this Agreement. Upon receipt by Agent of such a notice and payment by Borrower of the termination fee (if any) due hereunder, if no Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Restricted Person in any Loan Document, any Obligations under Sections 3.2 through 3.7 and any obligations which any Person may have to indemnify or compensate any Bank Party shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

     Section 10.10. ARBITRATION. Agent, Borrower and Lenders agree that upon the written demand of any party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between them, whether individual, joint or class in nature, arising from the Loan Documents or otherwise, including without limitation contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association. Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in the city nearest the Borrower's address having an AAA regional office, or at any other place selected by mutual agreement of the parties. This arbitration provisions shall not limit the right of any party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry or detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to
Article 9 of the Uniform Commercial Code. Any disputes, claims or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right or remedy concerning any Loan, including any claim to rescind, reform, or otherwise modify any agreement relating to the Loan, shall also be arbitrated; provided, however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this arbitration provisions shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act. (Title 9 of the United States
Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

     Section 10.11. SEVERABILITY. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

     Section 10.12. COUNTERPARTS. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same agreement.

     Section 10.13.  WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC.
BORROWER AND EACH BANK PARTY HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY (A) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; (B) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY "SPECIAL DAMAGES", AS DEFINED BELOW, (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (D) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, "SPECIAL DAMAGES" INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.


                                       PENTEGRA DENTAL GROUP, INC.,
                                       Borrower


                                       By:
                                          -------------------------------------
                                          Gary S. Glatter
                                          Chief Executive Officer

                                       Address:

                                       PENTEGRA DENTAL GROUP, INC.
                                       2999 N. 44th St., Ste. 650
                                       Phoenix, AZ   85018

                                       Attention:     Gary S. Glatter
                                                      Chief Executive Officer

                                       Telephone:     602-952-1200
                                       Fax:           602-952-0544

                                       with a copy to each of the following
                                       persons:

                                       James Ryan, Esq.
                                       Jackson Walker, LLP
                                       901 Main Street, Suite 6000
                                       Dallas, Texas 75202
                                       Telephone:     214-953-5801
                                       Fax:           214-953-5822

                                       Sam H. Carr
                                       Chief Financial Officer
                                       Pentegra Dental Group, Inc.
                                       800 West Sam Houston Parkway South
                                       Suite 140
                                       Houston, Texas 77042
                                       Telephone:     713-361-5102
                                       Fax:           713-361-5149

                                       BANK ONE, TEXAS, N.A.,
                                       Agent and Lender


                                       By:
                                          -------------------------------------
                                          James B. Lukowicz
                                          Vice President


                                       Address:


                                       1717 Main Street
                                       Dallas, Texas 75201
                                       Attention:     C. L. Turner, III


                                       Telephone:     (214) 290-2586
                                       Telecopy:      (214) 290-2492

                                                                     SCHEDULE 1


                             DISCLOSURE SCHEDULE


     To supplement the following sections of the Agreement of which this
Schedule is a part, Borrower hereby makes the following disclosures:


     1.   INITIAL FINANCIAL STATEMENTS:




     2.   OTHER OBLIGATIONS:




     3.   LITIGATION:




     4.   ERISA LIABILITIES:




     5.   NAMES AND PLACES OF BUSINESS:




     6.   BORROWER'S SUBSIDIARIES AND STOCKHOLDINGS:

                                                                     SCHEDULE 2


                               SECURITY SCHEDULE


     1. Security Agreement dated of even date herewith executed by Borrower ("Security Agreement").


     2. Pledge Agreement dated of even date herewith executed by Borrower ("Pledge Agreement").


     3. Guaranty dated of even date herewith executed by Pentegra Investments, Inc. ("Guaranty").

                                                                      EXHIBIT A


                                PROMISSORY NOTE


$15,000,000                       Dallas, Texas                June _____, 1998


     FOR VALUE RECEIVED, the undersigned, PENTEGRA DENTAL GROUP, Inc., a Delaware corporation (herein called "Borrower"), hereby promises to pay to the order of Bank One, Texas, N.A., a national banking association (herein called "Lender"), the principal sum of Fifteen Million Dollars ($15,000,000), or, if greater or less, the aggregate unpaid principal amount of the Loan made under this Note by Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of the Agent under the Credit Agreement, 1717 Main Street, Dallas, Texas or at such other place within Dallas County, Texas, as from time to time may be designated by the holder of this Note.

     This Note (a) is issued and delivered under that certain Credit Agreement of even date herewith among Borrower, Bank One, Texas, N.A., as Agent, and the lenders (including Lender) referred to therein (herein, as from time to time supplemented, amended or restated, called the "Credit Agreement"), and is a "Note" as defined therein, (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) is secured by and entitled to the benefits of certain Security Documents (as identified and defined in the Credit Agreement). Payments on this Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

     For the purposes of this Note, "BASE RATE PAYMENT DATE" means (i) the tenth (10th) day of each Fiscal Quarter, beginning July 10, 1998, and (ii) any day on which past due interest or principal is owed hereunder and is unpaid. If the terms of any Loan Document provide that payments of interest or principal hereon shall be deferred from one Base Rate Payment Date to another day, such other day shall also be a Base Rate Payment Date.

     So long as no Event of Default has occurred and is continuing, all Base Rate Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Base Rate
in effect on such day.   If an Event of Default has occurred and is
continuing, all Base Rate Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Default Rate in effect on such day. On each Base Rate Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on the Base Rate Loans to and including the last day of the

Fiscal Quarter immediately preceding such Base Rate Payment Date. At all times, all past due principal of and past due interest on the Base Rate Loans shall bear interest on each day outstanding at the Default Rate in effect on such day, and such interest shall be due and payable daily as it accrues.

     For the purposes of this Note, "Eurodollar Payment Date" means, with respect to any Eurodollar Loan: (i) the day on which the related Interest Period ends and (ii) any day on which past due interest or past due principal is owed hereunder with respect to such Eurodollar Loan and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal with respect to such Eurodollar Loan shall be deferred from one Eurodollar Payment Date to another day, such other day shall also be a Eurodollar Payment Date.

     So long as no Event of Default has occurred and is continuing, all Eurodollar Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the
Adjusted Eurodollar Rate in effect on such day.   If an Event of Default has
occurred and is continuing, all Eurodollar Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Default Rate in effect on such day. On each Eurodollar Payment Date, Borrower shall pay to the holder hereof all unpaid interest which has accrued on the Eurodollar Loans. At all times, all past due principal of, and past due interest on, the Eurodollar Loans shall bear interest on each day outstanding at the Default Rate in effect on such day, and such interest shall be due and payable daily as it accrues.

     The principal amount of this Note, together with all interest accrued hereon, shall be due and payable in full on the Maturity Date.

     Notwithstanding the foregoing provisions of this paragraph: (a) this Note shall never bear interest in excess of the Highest Lawful Rate, and (b) if at any time the rate at which interest is payable on this Note is limited by the Highest Lawful Rate (by the foregoing clause (a) or by reference to the Highest Lawful Rate in the definitions of Base Rate, Adjusted Eurodollar Rate, and Default Rate), this Note shall bear interest at the Highest Lawful Rate and shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued hereon equals (but does not exceed) the total amount of interest which would have accrued hereon had there been no Highest Lawful Rate applicable hereto.

     Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable law, may be charged on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon. In the event applicable law provides for an interest ceiling, as defined in Section 303 of the Texas Finance Code and Chapter 1D of Title 79, Tex. Rev. Civ. Stats. 1925, as amended, that ceiling shall be the "weekly ceiling" and shall be used in this Note for calculating the Highest Lawful Rate and for all other purposes. The term "applicable law" as used in this Note shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

      If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

     Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW), EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.


                                       PENTEGRA DENTAL GROUP, INC.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                                                      EXHIBIT B


                             REQUEST FOR ADVANCE


     Reference is made to that certain Credit Agreement dated as of June 1, 1998 (as from time to time amended, the "Agreement"), by and among PENTEGRA DENTAL GROUP, Inc. ("Borrower"), Bank One, Texas, N.A., as Agent, and certain financial institutions ("Lenders"). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement. Pursuant to the terms of the Agreement Borrower hereby requests Lenders to make Advances to Borrower in the aggregate principal amount of $ __________ and specifies ____________, 19__, as the date Borrower desires for Lenders to make such Advances and for Agent to deliver to Borrower the proceeds thereof.

     To induce Lenders to make such Advances, Borrower hereby represents, warrants, acknowledges, and agrees to and with Agent and each Lender that:

          (a) The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto having all necessary authority to act for Borrower in making the request herein contained.

          (b) The representations and warranties of Borrower set forth in the Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

          (c) There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 10.1(a) of the Agreement; nor will any such Default exist upon Borrower's receipt and application of the Advances requested hereby. Borrower will use the Advances hereby requested in compliance with Section 2.4 of the Agreement.

          (d) Except to the extent waived in writing as provided in Section 10.1(a) of the Agreement, Borrower has, in all material respects, performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by Borrower on or prior to the date hereof, and each of the conditions precedent to Advances contained in the Agreement remains satisfied.

          (e) The Facility Usage, after the making of the Advances requested hereby, will not be in excess of the Borrowing Availability on the date requested for the making of such Advances.

          (f) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 10.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

     The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgments, and agreements of Borrower are true, correct and complete.

     IN WITNESS WHEREOF, this instrument is executed as of ____________, 19__.

                                       PENTEGRA DENTAL GROUP, INC.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                                                      EXHIBIT D


                           CERTIFICATE ACCOMPANYING
                             FINANCIAL STATEMENTS


     Reference is made to that certain Credit Agreement dated as of June 1, 1998 (as from time to time amended, the "Agreement"), by and among PENTEGRA DENTAL GROUP, Inc. ("Borrower"), Bank One, Texas, N.A., as Agent, and certain financial institutions ("Lenders"), which Agreement is in full force and effect on the date hereof. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

     This Certificate is furnished pursuant to Section 6.2(b) of the Agreement. Together herewith Borrower is furnishing to Agent and each Lender Borrower's *[audited/unaudited] financial statements (the "Financial Statements") as at ____________ (the "Reporting Date"). Borrower hereby represents, warrants, and acknowledges to Agent and each Lender that:

          (a) the officer of Borrower signing this instrument is the duly elected, qualified and acting ____________ of Borrower and as such is Borrower's chief financial officer;

          (b) the Financial Statements are accurate and complete and satisfy the requirements of the Agreement;

          (c) attached hereto is a schedule of calculations showing Borrower's compliance as of the Reporting Date with the requirements of Sections [7.11, 7.12, 7.13, 7.14, 7.15, 7.16] of the Agreement *[and Borrower's non-
     compliance as of such date with the requirements of Section(s) ____________ of the Agreement];

          (d) on the Reporting Date, Borrower was, and on the date hereof Borrower is, in full compliance with the disclosure requirements of Section
     6.2 of the Agreement, and no Default otherwise existed on the Reporting Date or otherwise exists on the date of this instrument *[except for Default(s) under Section(s) ____________ of the Agreement, which *[is/are] more fully described on a schedule attached hereto];

          (d) on the Reporting Date, the Borrowing Availability was $_________; and

          (e) *[Unless otherwise disclosed on a schedule attached hereto,] The representations and warranties of Borrower set forth in the Agreement and the other Loan Documents are true and correct, in all material respects, on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

     The officer of Borrower signing this instrument hereby certifies that he has reviewed the Loan Documents and the Financial Statements and has otherwise undertaken such inquiry as is in his opinion necessary to enable him to express an informed opinion with respect to the above representations, warranties and acknowledgments of Borrower and, to the best of his knowledge, such representations, warranties, and acknowledgments are true, correct and complete.

     IN WITNESS WHEREOF, this instrument is executed as of ____________, 19__.

                                       PENTEGRA DENTAL GROUP, INC.


                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                                                      EXHIBIT F


                           ASSIGNMENT AND ACCEPTANCE


     Reference is made to the Credit Agreement dated as of June 1, 1998 (the "CREDIT AGREEMENT") among Pentegra Dental Group, Inc., a Delaware corporation (the "BORROWER"), the Lenders (as defined in the Credit Agreement) and Bank One, Texas, N.A., as agent for the Lenders (the "AGENT"). Terms defined in the Credit Agreement are used herein with the same meaning.

     The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Loans owing to the Assignee will be as set forth on Schedule 1.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note held by the Assignor and requests that the Agent exchange such Note for new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Commitment retained by the Assignor, if any, as specified on Schedule 1.

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 6.2 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) attaches any U.S. Internal Revenue Service or other forms required under
Section 3.7.

     4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "EFFECTIVE DATE") shall be the date of acceptance hereof by the Agent, unless otherwise specified on Schedule 1.

     5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and unused fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Texas.

     8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                  SCHEDULE 1
                                      to
                           ASSIGNMENT AND ACCEPTANCE


Percentage interest assigned:                    ________%

Assignee's Commitment:                           $_______

Aggregate outstanding principal amount
  of Loans assigned:                             $_______

Principal amount of Note payable to Assignee:    $_______

Principal amount of Note payable to Assignor:    $_______

Effective Date (if other than date
of acceptance by Agent):                         *_______, 19__


                                       [NAME OF ASSIGNOR], as Assignor


                                       By:
                                          -------------------------------------
                                          Title:

                                       Dated:_____________, 19 __


                                       [NAME OF ASSIGNEE], as Assignee


                                       By:
                                          -------------------------------------
                                          Title: